Exhibit 4.19

ASSET PURCHASE AGREEMENT

among

NOVA MEASURING INSTRUMENTS LTD.

(“Buyer”)

and

HYPERNEX, INC.

(the “Corporation”)

and

THE PERSONS LISTED ON SCHEDULE 4(a)

(the “Stockholders”)

dated

April 24, 2006

E-3

EXHIBITS:

Exhibit “A-1” - Form of Employees Employment Agreement

Exhibit “A-2” - Form of Employees Agreement Not to Compete

Exhibit “A-3(i)” - Form of Employees Restricted Stock Agreement

Exhibit “A-3(ii) - Form of Managers Restricted Stock Agreement

Exhibit “B” - Bill of Sale

Exhibit “C” - Assignment of Registrable IP

- ii -

ASSET PURCHASE AGREEMENT

          ASSET PURCHASE AGREEMENT (the “Agreement”), made this 24th day of April, 2006 (the “Execution Date”), by and among Nova Measuring Instruments Ltd., a company organized and existing under the laws of the State of Israel (“Buyer”), HyperNex, Inc. a company organized and existing under the laws of the State of Delaware (the “Corporation”) and the Persons (as hereinafter defined) listed in Schedule 4(a) (each individually, a “Stockholder” and together the “Stockholders”).

BACKGROUND

          The Corporation is engaged in the business of designing, developing, manufacturing and selling metrology products and services which allow for rapid thin film phase identification, and crystallographic texture and grain size data analysis (the “Business”).

          Buyer desires to engage in the Business in which the Corporation is engaged and to acquire substantially all the assets of the Corporation and assume certain liabilities and the Corporation desires to sell and assign such assets and liabilities to the Buyer all under the terms and conditions hereinafter set forth.

          NOW THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Acquisition Transaction.

                    (a) Purchase and Sale of Assets. On the Closing Date (as hereinafter defined), upon the terms and conditions herein set forth, Buyer agrees to purchase from the Corporation, and the Corporation agrees to sell, transfer, convey and deliver to Buyer, all of the Acquired Assets (as hereinafter defined) in consideration of the assumption of liabilities as provided in subsection 1(c) and the payment specified in Section 2. As used herein, “Acquired Assets” shall mean the Corporation’s right, title to and interest in all of the properties, rights and assets of the Corporation, wherever situated, of every kind, nature and description, tangible or intangible, whether arising by contract, law or otherwise, except for the Excluded Assets (as hereinafter defined), all as the same shall exist on the Closing Date, including, without limitation, the following:

                         (i) all account receivable due to the Corporation;

                         (ii) all prepaid expenses and deposits;

                         (iii) all furniture, fixtures, equipment and other fixed assets and leasehold improvements used by the Corporation;

                         (iv) all inventory and all work in production, preparation or process, in each case whether in the possession of the Corporation or third parties;

                         (v) all lists, mailing lists, documents, information and records (whether in printed form or computer or other electronic media) related, in each case, to past, present and prospective customers of the Corporation;

                         (vi) copies of all existing files, accounting records, correspondence, internal reports and contractual documents, including databases and records (whether in printed form or computer or other electronic media);

                         (vii) all promotional materials, market research studies, and sales media;

                         (viii) all rights of the Corporation in the Corporation Intellectual Property (as hereinafter defined) including the right to the Corporation’s name “HyperNex, Inc.”;

                         (ix) all rights, powers, privileges and claims arising under any contract, agreement, commitment or arrangement of any kind including all Company Agreements (as hereinafter defined);

                         (x) all licenses, permits and approvals that are transferable or assignable;

                         (xi) all rights of the Corporation in the software, software systems, databases and database systems, whether owned, leased or licensed; and

                         (xii) all of the goodwill and going concern value related to the Corporation and the Business.

                    (b) Excluded Assets. Notwithstanding any other provision of this Agreement, the “Acquired Assets” shall not include:

                         (i) copies of the Corporation’s company books and records of internal company proceedings, tax records and work papers that the Corporation required by law to retain;

                         (ii) Corporation’s charter, governing documents, corporate minute books and stock transfer records; and

                         (iii) Corporation’s rights under this Agreement.

                    (c) Assumption of Liabilities. With the exception of those liabilities expressly assumed by Buyer in accordance with the provisions of subsection 1(d) (the “Assumed Liabilities”), Buyer does not assume and shall in no event be liable for any debts, liabilities or obligations of the Corporation or any Stockholder, whether fixed or contingent, known or unknown, liquidated or unliquidated, secured or unsecured, or otherwise (“Excluded Liabilities”). Without limiting the foregoing, Buyer does not assume:

                         (i) any liability for Taxes (as hereinafter defined) payable for any periods prior to and including the Closing Date, unless specifically set forth on Schedule 1(d)(i);

                         (ii) any liability or obligation to any employee, director, officer or stockholder of the Corporation, including without limitation, any liability in connection with any Employee Benefit Plan (as hereinafter defined) not specifically set forth on Schedule 1(d)(i);

                         (iii) any trade payables not specifically set forth on Schedule 1(d)(i);

                         (iv) unless specifically set forth on Schedule 1(d)(i), any liability or obligation for brokerage commissions, finders’ fees or professional services of any kind, including attorneys’ fees, incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby whether or not disclosed in this Agreement;

                         (v) any liability or obligation arising under any arbitration or litigation proceeding, whether or not disclosed in this Agreement, unless such liability is pursuant to a settlement agreement executed prior to the date hereof and included herein as an Assigned Contract (as hereinafter defined);

                         (vi) any liability or obligation arising from events occurring on or prior to the Closing Date, whether or not disclosed in this Agreement, arising from (A) environmental matters, (B) the infringement by the Corporation upon any intellectual property rights of others, or (C) the failure to comply with any requirements of law or any requirements of governmental bodies or agencies having jurisdiction over the Corporation, the Acquired Assets or the conduct of the Business; and

                         (vii) any liability or obligation arising as a result of, or which existence constitutes, a breach of any of the Corporation’s representations, warranties or covenants contained in this Agreement.

                    (d) On the Closing Date, upon the terms and conditions herein set forth, Buyer agrees to assume and become responsible for only the liabilities that are Assumed Liabilities. As used herein, “Assumed Liabilities” shall mean:

                         (i) all liabilities and obligations set forth on Schedule 1(d)(i); and

                         (ii) all liabilities, obligations and agreements accruing after the Closing Date under the terms of such agreements, contracts or arrangements specifically set forth on Schedule 1(d)(ii) (each, an “Assigned Contract”).

          2. Purchase Price; Payment to Employees; Adjustment.

                    (a) In consideration of the sale, conveyance, transfer and assignment of the Acquired Assets to Buyer, Buyer shall pay the Corporation, in ordinary shares of Buyer, each having a par value of NIS 0.01 (“Buyer Shares”) the following:

                         (i) at the Closing, Buyer shall issue to the Corporation 883,350 Buyer Shares. The Buyer Shares issued pursuant to this subsection 2(a)(i) are deemed to constitute the consideration being paid for the Acquired Assets and are referred to herein as the “Consideration Shares.”

                         (ii) 475,650 Buyer Shares (the “Holdback Shares”) will be issued to the Corporation fifteen (15) months after the Closing Date (as hereinafter defined) (the “Release Date”); provided, however, that if any dispute pursuant to subsection 2(c)or Section 15 herein is not resolved on or prior to the Release Date, then (A) the undisputed portion of the Holdback Shares will be issued to the Corporation on the Release Date and, (B) the remainder of the Holdback Shares will be issued to the Corporation within five (5) business days of resolution of such dispute. In the event that prior to such time the Corporation shall have distributed to the Stockholders, the right to receive the pro rata share of the Holdback Shares, the Holdback Shares will be issued by Buyer to the Stockholders and allocated in accordance with the percentage set forth opposite each Stockholder’s name on Schedule 4(a) or as otherwise instructed in writing by the Representative (as hereinafter defined).

                    (b) To encourage certain employees of the Corporation listed in Schedule 2(b) (each, an “Employee” and together the “Employee”) including David S. Kurtz, Krzystof J. Kozaczek and Paul Moran (each, a “Manager” and together the “Managers”) to dedicate their efforts and attention to the Buyer’s business and in consideration of the Employees executing such agreements and instruments as set forth in Section 3 herein, Buyer shall issue Buyer Shares to the Employees (collectively, “Employees Shares”) as follows:

                         (i) at the Closing, Buyer shall issue to the Employees (to be allocated among the Employees in accordance with the percentages set forth opposite each Employee’s name or as otherwise specified on Schedule 2(b)) 286,650 Buyer Shares. The Buyer Shares issued pursuant to this subsection 2(b)(i) are referred to herein as the “Employees Consideration Shares.”

                         (ii) 154,350 Buyer Shares (the “Employees Holdback Shares”) will be issued to the Employees (to be allocated among the Employees in accordance with the percentages set forth opposite each Employee’s name on Schedule 2(b)) on the Release Date; provided, however, that if any dispute pursuant to subsection 2(c) or Section 15 herein is not resolved on or prior to the Release Date, then (A) the undisputed portion of the Employees Holdback Shares will be issued to the Employees on the Release Date and, (B) the remainder of the Employees Holdback Shares will be issued to the Employees within five (5) business days of resolution of such dispute.

                     (c) 1. It is the intention of the parties that the Acquired Assets’ Net Worth (as hereinafter defined) at the Closing (the “Closing Net Worth”) be equal to or greater than (-$2,996,478). If the Closing Net Worth is determined to be less than (-$2,996,478) then 75.5% of the Deductible Shares (as hereinafter defined) shall be deducted from the Holdback Shares and 24.5% of the Deductible Shares shall be deducted from the Employees Holdback Shares. As used in this Agreement, the term “Net Worth” means the amount by which the sum of the book value of the Acquired Assets of the Corporation exceeds the sum of the book value of the Assumed Liabilities, all as recognized, calculated and determined in accordance with US GAAP consistently applied with prior periods. “Deductible Shares” shall mean the amount of Buyer Shares, received by dividing: (x) the difference between (-$2,996,478) and the Closing Net Worth; by (y) the per share closing price of the Buyer Shares on the Nasdaq stock market as of the Closing Date.

                         (i) Within sixty (60) days following the Closing Date, Buyer shall prepare and deliver to the Corporation balance sheet setting forth the Closing Net Worth (the “Net Worth Statement”), which Net Worth Statement shall set forth in reasonable detail the determination and calculation of the Closing Net Worth. If and to the extent not within the control of Buyer, then for purposes of preparing the Net Worth Statement, the Representative shall make reasonably available to Buyer (and Buyer’s accountants, attorneys, agents, and representatives) during normal business hours, the books and records (including any accountants work papers) of the Corporation upon reasonable advance notice to the Representative, and shall otherwise cooperate in good faith with Buyer with respect to the preparation of said Net Worth Statement. For a period of thirty (30) days after receipt by the Representative of the Net Worth Statement, the Representative shall have the right to review such Net Worth Statement. Unless Buyer shall receive notice from the Representative within such 30-day period to the effect that the Corporation disputes one or more amounts or items shown on the Net Worth Statement, the Net Worth Statement (including the determination and calculation of the Closing Net Worth set forth in the Net Worth Statement) shall be final, conclusive and binding on the parties hereto. Any such notice from the Representative to Buyer disputing one or more amounts or items on the Net Worth Statement as aforesaid shall specify in reasonable detail the nature and amount of said dispute or disputes.

                         (ii) If Buyer receives notice from the Representative within the aforementioned 30-day period that Representative disputes one or more amounts or items shown on the Net Worth Statement, then Buyer and the Representative shall promptly thereafter meet in good faith to attempt to resolve any and all such disputed amounts or items. If and to the extent Buyer and the Representative resolve any such disputed amount or item, then such resolution shall be set forth in a writing signed by Buyer and the Representative . If and to the extent Buyer and the Representative are unable to agree upon a resolution of any disputed amount or item within fifteen (15) days after receipt by Buyer of the Representative’s notice regarding the existence of such disputed amount or item, then such disputed amount or item shall be resolved by an independent nationally recognized accounting firm, selected by mutual written agreement of Buyer and Representative, which is not then providing, and has not provided at any time during the period commencing one-year prior to the Closing Date through the date of their determination pursuant to this subsection 2(c)(iii), services to any of (a) Buyer or any an individual, corporation, partnership, limited liability company, joint stock company, association, trust, estate, unincorporated organization, or other entity or group (each, a “Person”) who controls, is controlled by or is under a common control with the Buyer (an “Affiliate”) or (b) Corporation or any of its Affiliates (“Independent Accountants”). Upon their appointment, the Independent Accountants shall certify to Buyer and the Corporation in writing that they satisfy the foregoing qualifications. If Buyer and the Representative are unable to agree on mutually acceptable Independent Accountants during the aforesaid 15-day period, then such Independent Accountants shall be selected, within ten (10) days thereafter, by mutual agreement of Buyer’s independent public accountant and Corporation’s independent public accountant joint notice of which appointment shall be provided by such accountants to Buyer and the Corporation. Unless otherwise agreed by Buyer and the Representative, Buyer and the Corporation shall each have the opportunity to make a written submission to the Independent Accountants with respect to the disputed amounts or items setting forth their positions and analysis, along with reasonable supporting documentation (which may include this Agreement, the Net Worth Statement and the Representative’s notice disputing the same, and any agreements of Buyer and Representative resolving any disputes with respect thereto), provided that such submissions are made within ten (10) business days after either (x) the date on which Buyer and the Representative mutually agree to such Independent Accountants, or (y) dates on which Buyer and the Representative, respectively, receive the aforesaid joint notice of the appointment of the Independent Accountants, as the case may be. Unless otherwise agreed in writing by Buyer, the Representative and the Independent Accountant, the Independent Accountant shall resolve the disputes based solely on the written submission or submissions received by the Independent Accountant, and there shall be no oral presentations. Buyer and the Corporation shall instruct the Independent Accountants to promptly resolve such disputes and provide joint written notice of the resolutions of such disputes simultaneously to Buyer and the Representative. The resolution of such disputed amounts and items by the Independent Accountants shall be final, conclusive and binding upon all parties. The fees and expenses of the Independent Accountants shall be borne equally by Buyer, on one hand, and the Representative, on the other hand.

                    (d) Allocation of Consideration. Buyer and the Corporation shall agree to allocate the aggregate amount of Consideration Shares and Holdback Shares to be issued under this Agreement, among the Acquired Assets for all purposes (including financial accounting and tax purposes) substantially in accordance with the allocation schedule set forth on Schedule 2(d). Such allocation shall be binding upon the parties. Buyer, the Corporation and the Stockholders agree to conform with such allocation in reporting the sale of the Acquired Assets for federal, state and local income tax purposes, and in filing all information returns, including IRS Form 8594.

          3. Employment Agreements, Agreements Not to Compete, Restricted Stock Agreements. At or prior to Closing, Buyer (or such subsidiary of Buyer as Buyer may direct) and the Employees shall enter into employment agreements, agreements not to compete and restricted stock agreements substantially in the forms attached hereto as Exhibit “A-1” (the “Employees Employment Agreements”), Exhibit “A-2” (the “Employees Agreements Not to Compete”), Exhibit “A-3(i)” (“Employees Restricted Stock Agreements”) and Exhibit “A-3(ii)” (“Managers Restricted Stock Agreements”).

          4. Representations, Warranties and Agreements of Corporation. As material inducement to Buyer to enter into this Agreement and to close hereunder, the Corporation hereby makes the following representations, warranties and agreements to and with Buyer, which representations, warranties and agreements shall be true and correct as of the date of this Agreement and as of the Closing Date:

                    (a) Corporate Status of the Corporation. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business as a foreign corporation in the jurisdictions specified in Schedule 4(a), which constitute(s) all the jurisdictions in which the failure to so qualify would have an adverse effect on the Corporation. The Stockholders listed on Schedule 4(a) are the record and beneficial holders of all the issued and outstanding shares of capital stock of the Corporation. Schedule 4(a) lists (i) the authorized capital stock of the Corporation; and (ii) the number of shares of capital stock of the Corporation held by each shareholder. Except as set forth on Schedule 4(a) no shares of the capital stock of the Corporation are issued and outstanding or reserved for any purpose, and there is no outstanding option warrant or any other agreement or instrument granting any Person the right to acquire any shares of the capital stock of the Corporation. The minute books and stock records or similar documentation of the Corporation are complete and accurate in all material respects and all signatures included therein are the genuine signatures of the Persons indicated as signing. True, correct and complete copies of the Corporation’s minute books and stock records or similar documentation, including the Corporation’s Certificate of Incorporation and Bylaws and all amendments thereto to date, have been delivered to Buyer. The Corporation is not in default under or in violation of any provision of its Certificate of Incorporation or Bylaws.

                     (b) Due Authorization and Validity of Agreement. The Corporation has the requisite corporate power and authority to enter into, execute, deliver and perform this Agreement and the other agreements, documents or certificates being executed and delivered pursuant to this Agreement, and to consummate all transactions contemplated hereby. The execution, delivery and performance of this Agreement and each other document, instrument or agreement contemplated hereby have been duly authorized by all necessary corporate action on behalf of Corporation and on behalf of each Stockholder which is a corporate entity. This Agreement constitutes the valid and binding obligation of the Corporation and Stockholders enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

                     (c) No Violation or Approval. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, by the Corporation or any Stockholder will not result in a breach or violation of, or a default under, the Certificate of Incorporation of the Corporation, any statute applicable to the Corporation or any agreement to which the Corporation is a party or by which the Corporation or any of the Acquired Assets are bound, any fiduciary duty or any order, judgment, decree, rule or regulation of any court having jurisdiction over the Corporation or the Acquired Assets. No consent, approval, order or authorization of, or negotiation, declaration or filing with, any Federal, state or municipal authority or other Person is required of the Corporation in connection with the execution, delivery, and performance of this Agreement or the consummation of any of the transactions contemplated hereby or thereby, by the Corporation.

                     (d) Subsidiaries and Joint Ventures. The Corporation does not own or control and has never owned or controlled any direct or indirect interest of any kind in any corporation, limited liability company, partnership, joint venture, association or any other Person.

                     (e) Officers; Directors; Bank Accounts. Set forth on Schedule 4(e) is a correct and complete list of all directors and officers of the Corporation, all bank accounts and safe deposit boxes of the Corporation and all persons authorized to sign checks drawn on such accounts and to have access to such safe deposit boxes.

                     (f) Financial Statements. The Corporation has provided the Buyer true and complete copies of the consolidated financial statements of the Corporation consisting of (i) audited consolidated balance sheets of the Corporation as of December 31 2005, 2004 and 2003, and the related audited consolidated statements of income, changes in owners’ equity and cash flows for the calendar years then ended (including the notes or other supplementary information thereto) (the “Year-End Financial Statements”) and (ii) a reviewed, unaudited consolidated balance sheet of the Company as of March 31, 2006, and the related unaudited consolidated statements of income, changes in owners’ equity and cash flows for the three months then ended (the “Interim Financial Statements,” and, collectively with the Year-End Financial Statements, the “Financial Statements”). copies of all of which constitute Schedule 4(f). The Financial Statement were prepared in accordance with US GAAP, consistently applied throughout the periods reported upon and with past periods (except for inconsistencies resulting from the revenue recognition policy restatement described in the financial statements for the year ended December 31, 2005), and fairly and accurately present the financial position of the Corporation as at the dates of such balance sheets, and the results of the operations and cash flows of the Corporation for the periods ended on such dates, except that the Interim Financial Statements are subject to normal and recurring year-end adjustments. The financial statements as of and for the one year period ended December 31, 2005 were audited by Urish Popeck & Co., LLC whose reports are included in such financial statements. The financial statements for the one-year periods ended December 31, 2004 and 2003, were audited by Parente Randolph, LLP whose reports are included in such financial statements.

                     (g) Title to Assets. The Corporation has good and marketable title to all of the Acquired Assets in each case free and clear of any and all liens, pledges, claims, security interests, encumbrance, rights and options (collectively, “Liens”). No claim has been asserted by any Person to prevent or in any way limit the use by the Corporation of any of the Acquired Assets or challenging the validity or effectiveness of the Corporation’s ownership thereof, and the Corporation is not aware of any such claims. Except as set forth on Schedule 4(g), none of the rights of the Corporation in the Acquired Assets arises pursuant to contract rights (i) that by their terms are not assignable without the consent of the other contracting party or parties, (ii) that may be terminated by the other party thereto as a result of the consummation of the transactions contemplated by this Agreement, or (iii) in respect of which the consummation of the transactions contemplated by this Agreement would create a default. The Acquired Assets include all assets necessary to conduct the Business as presently conducted by the Corporation.

                     (h) Real Estate.

                         (i) The Corporation does not have any obligation or duty relating to, or any right, title or interest in, any real estate except for the single property disclosed on Schedule 4(h)(i) which the Corporation leases (the “Leased Property”). Except as set forth in Schedule 4(h)(i), the Leased Property is available to be used without restriction in the conduct and operation of the business of the Corporation. The Leased Property is in good operating condition and repair and does not require any repairs other than normal routine maintenance to maintain them in good condition and repair.

                         (ii) The Corporation has not received any written notice from any insurance company which has issued a policy with respect to the Leased Property or from any public official or board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies in, or suggesting or requesting the performance of any repairs, alterations or other work to, the Leased Property, except for any written notices as to which all defects and suggested repairs, alterations or other work have been fully performed. The Corporation has not received any written notice from the applicable Landlord that such Landlord’s insurance premium for Landlord’s fire and extended coverage insurance for the building of which the Corporation’s Leased Property is a part has increased on account of the operations and activities conducted by the Corporation at its Leased Property.

                         (iii) There are no property management, service, equipment, supply, security, maintenance, construction, concession or other agreements with respect to or affecting the Leased Property that will burden Buyer after the date hereof, except as disclosed on Schedule 4(h)(iii).

                         (iv) All certificates of occupancy or similar documentation and all other licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction over the Leased Property to the extent required to be obtained by the tenant or subtenant under the Lease (as hereinafter defined) for the Leased Property and any requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been issued for the Leased Property, have been paid for (to the extent applicable), are unconditional, valid and in full force and effect, and will not be invalidated, violated or otherwise adversely affected by the execution or performance of this Agreement or the consummation of any of the transactions contemplated herein. The Corporation is, to its knowledge, (A) in compliance with all provisions of the Americans with Disabilities Act and the regulations promulgated thereunder with respect to the Leased Property, and (B) in material compliance with all laws applicable to the use and occupancy by a tenant of the Leased Property.

                         (v) (A) All leases or subleases and any and all amendments and supplements thereto (collectively, the “Leases”) of the Leased Property, whether oral or written, are disclosed on Schedule 4(h)(v), including for each its date, the name of the landlord (and owner if different from the landlord), the name of the lessee and any sublessee, the location and use of the property, the monthly base rental payment, any scheduled or formula increases or decreases in base rent, a description of any provisions for tax or expense pass-throughs, the amount of any security deposit, the lease expiration date, all options to renew, expansion rights, termination rights, unfunded tenant improvement allowances and rights of first offer or refusal to purchase or lease and whether there are any non-disturbance agreements from mortgagees or paramount lessors; (B) The Corporation has delivered to Buyer true, correct and complete copies of all Leases, and all such non-disturbance agreements; (C) except as disclosed on Schedule 4(h)(v), the Corporation is the holder of the lessee’s or sublessee’s interest, as applicable, in each Lease and the Corporation has not assigned any Lease or any interest therein or subleased any portion of the Leased Property; (D) each Lease is in full force and effect; (E) the Corporation is paying its rent currently and has not asserted any claim for set-off against rent which has not been resolved; (F) the Corporation is not, and, to the knowledge of the Corporation, each landlord under any Lease is not, in default under any Lease, and no event has occurred which, with the giving of notice or passage of time or both, would constitute a default by the Corporation or, to the knowledge of the Corporation, any landlord under any Lease; and (G) neither the execution or performance of this Agreement nor the consummation of any of the transactions contemplated herein will result in a breach of or constitute a default under any of the Leases.

                    (i) Personal Property. Except as disclosed on Schedule 4(i), (A) the Corporation is the owner, lessee or licensee of all the personal property now located in or upon the premises occupied by the Corporation and of all personal property that it uses in the operation of its business (a complete list of which is set forth on Schedule 4(i), (B) all equipment, furniture and fixtures, and other tangible personal property of the Corporation is in good operating condition and repair and does not require any repairs other than normal routine maintenance to maintain such property in good operating condition and repair, and (C) all of the Corporation’s inventory carried at any value on the Corporation’s balance sheet of December 31, 2005 (including raw materials and work in process) is usable in the ordinary course of its business and is free from material defects and all finished goods are salable to the Corporation’s knowledge at customary profit margins in the ordinary course of its business.

                    (j) Intellectual Property.

                         (i) The Corporation owns or has the right to use all patents, trademarks, service marks, trade names, trade dress, domain names, logos, designs, corporate names and copyrights (including issued patents, registrations and applications pertaining thereto (whether or not filed) and extensions, continuations, renewals or divisions of any such issued patents, registrations or applications) and all other intellectual property rights, trade secrets, processes, formulas, know-how, inventions, customer lists, supplier lists, manufacturer lists, manuals and other confidential or proprietary information, processes and formulae used in the Business or otherwise necessary for the conduct of its Business (collectively, “Intellectual Property”), free and clear of all Liens except as otherwise disclosed on Schedule 4(j)(i). Schedule 4(j)(i) contains a complete and accurate list of all Intellectual Property owned or used by the Corporation or used by the Corporation (“Corporation Intellectual Property”), which includes a separate list of all U.S. and foreign registered patents trademarks and service marks and applications for registration of any marks, domain name registrations, all registered copyrights and applications for registration of copyrights, and all filed patent applications and issued patents and invention disclosures of the Corporation (collectively, “Registrable IP”).

                         (ii) Schedule 4(j)(ii) contains a complete and accurate list of all of the Corporation’s Intellectual Property licensed by the Corporation (“Licensed Intellectual Property”) and all agreements for the use of all such Licensed Intellectual Property. Schedule 4(j)(ii) contains a complete and accurate list of all domain name registrations owned or held by or for the Corporation, the dates of each registration and renewal, the registrars, user names and passwords for each registration, and any disputes regarding such domain names.

                         (iii) The Corporation has used reasonable efforts to ensure that any trade secret (A) have been treated as confidential and proprietary and (B) have been disclosed by the Corporation only to (1) employees and contractors who have had a “need to know” the contents thereof in connection with the performance of their duties to the Corporation and who have executed written agreements requiring the recipient to keep the information in strict confidence, or (2) existing or prospective customers and strategic business contacts who have executed written agreements requiring the recipient to keep the information in confidence. There has been no violation by any Person that has resulted, or would result, in the loss of protection of any trade secret or confidential information of the Corporation.

                         (iv) Except as disclosed in Schedule 4(j)(iv), all Persons who now, or have been during the three (3) year period prior to the date of this Agreement, employees, agents, consultants and/or contractors of the Corporation, who have contributed to or participated in any material way in the conception and/or development of Intellectual Property for or on behalf of the Corporation have executed nondisclosure agreements in the form provided to Buyer and either (A) have been a party to a “work-for-hire” arrangement or agreements with the Corporation in accordance with applicable law that has accorded the Corporation exclusive ownership of all tangible and intangible property thereby arising, or (B) have executed appropriate instruments of assignment in favor of the Corporation as assignee that have conveyed to the Corporation exclusive ownership of all tangible and intangible property thereby arising, with the result that the Corporation is the sole and exclusive owner of, without limitation, all right, title and interest in and to the Corporation Intellectual Property.

                         (v) The existence and the manufacture, importation into any country in the world, offering for sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by the Corporation of any Corporation Intellectual Property, as Corporation Intellectual Property, is or was, or is currently contemplated to be, sold, licensed, leased, transferred, used or otherwise exploited by such Persons, does not and will not (A) infringe on any patent, trademark, copyright or other intellectual property right of any Person, (B) constitute a misuse or misappropriation of any trade secret, know-how, process, proprietary information or other Intellectual Property of any other Person or (3) entitle any other Person to any interest therein, or right to compensation from the Corporation. The Corporation has not received from any other Person any notification with respect to any matters of the type contemplated by the immediately preceding sentence. There are no restrictions on the Corporation’s ability to manufacture, import, market, offer for sale, sell, license, lease, transfer, use, reproduce, distribute, modify, disclose or otherwise exploit any Corporation Intellectual Property. The Corporation has no knowledge of any infringement, misappropriation or other violation of any Corporation Intellectual Property by any third Person.

                    (k) Software. The Corporation has the right to use, or is indemnified for or otherwise protected from any risk for using, the computer software used by the Corporation in connection with its businesses. The Corporation has no knowledge of any claim or proceeding asserted or threatened in which infringement by such software upon the rights of any third parties is alleged. The Corporation has complied in all material respects with all of their software license agreements. The Corporation shall not be in breach of any software license agreement as a result of entering into this Agreement or by consummating any of the transactions contemplated hereunder.

                    (l) Accounts Receivable. Each of the accounts receivable of the Corporation outstanding as of the Closing Date constitutes on such date a valid claim in the full amount thereof against the debtor charged therewith on the books of the Corporation and was acquired in the ordinary course of the Corporation’s business. No account debtor has any valid set-off, deduction or defense with respect thereto and no account debtor has asserted any such set-off, deduction or defense. Such accounts receivable will be fully collected to the extent of the face value thereof.

                    (m) Insurance. The Corporation maintains insurance policies bearing the numbers for the terms, with the companies, in the amounts, having the named insureds, providing the general coverage, and with the premiums disclosed on Schedule 4(m). All of such policies are in full force and effect, the Corporation is not in default of any provision thereof and all premiums due (without regard to any grace period) with respect to such policies have been paid. The Corporation has not been refused any insurance for which it has applied and has not received notice from any issuer of any policy issued to it of the insurer’s intention to cancel or refusal to renew any such policy issued by such insurer. True, correct and complete copies of all such policies have been delivered to Buyer.

                    (n) Liabilities. At the Closing, the Corporation shall not have any liabilities, whether fixed, contingent, or otherwise, except as and to the extent reflected on the Net Worth Statement or disclosed on Schedule 4(n).

                    (o) Contracts, Leases, Agreements and Other Commitments.

                         (i) All of the Company Agreements (as hereinafter defined) are in full force and effect and are valid, binding and enforceable against the Corporation and against the other respective parties thereto, in accordance with their respective terms. The Corporation and all other parties to all of the Company Agreements have performed all obligations required to be performed to date under the Company Agreements and neither the Corporation nor any such other party is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder or otherwise result in any payment obligations on the part of the Corporation not reserved for in the books of the Corporation. Except as set forth in Schedule 4(o)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby do not and will not, with or without the giving of notice, the lapse of time, or both, result in an impairment or termination of, or result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any Company Agreement. None of the terms or provisions of any Company Agreement adversely affects, or with the passage of time may reasonably be anticipated to adversely affect, the business, prospects, conditions, affairs or operations of the Corporation or any of its properties or assets. The Corporation has not received any notice of any intention by any party to terminate or amend any Company Agreement.

                         (ii) Schedule 4(o)(ii) discloses (A) all outstanding written and oral proposals, bids, offers or guaranties made by the Corporation, which, if accepted, would result in any or could impose any debts, obligations or liabilities upon the Corporation, and (B) all unexpired warranties relating to the Corporation’s products or services, detailing the products or services covered by each warranty (the “Product Warranties”).

                         (iii) For purposes of subsection 4(o) the term “Company Agreements” means (A) any material written, oral or implied contract or agreement, including but not limited to any contract or agreement for the purchase or sale of merchandise or for the rendition of services, (B) any material written, oral or implied lease, or (C) any written, oral or implied power of attorney, guaranty, surety arrangement or other commitment granted by the Corporation to or for the benefit of any third party. A “material” agreement, contract or lease shall mean an agreement, contract or lease pursuant to which the Corporation is obligated to pay, or provide services valued at, or is entitled to receive, amounts in excess of $5,000. Any lease of real property shall be deemed a material lease. Schedule 4(o)(iii) contains a complete list of all Company Agreements. True and correct copies of all Company’s agreements have been provided to the Buyer.

                    (p) Labor Relations, Employees.

                          (i) Set forth on Schedule 4(p)(i) is a list (which with respect to any oral agreement, commitment or arrangement also contains a description) of:

                              (A) all employment agreements to which the Corporation is a party or by which it is bound;

                              (B) all non-compete and non-solicitation agreements to which the Corporation is a party or by which it is bound;

                              (C) all agreements protecting proprietary or confidential processes to which the Corporation is a party or by which it is bound; and

                              (D) all independent contractor or consulting agreements to which the Corporation is a party or by which it is bound.

                         (ii) Set forth on Schedule 4(p)(ii) is a list of all employees of the Corporation, broken down by location, together with their exempt or non-exempt status, rate of base compensation, compensation arrangement (including wage or salary increases, bonus or increase in any other direct or indirect compensation), job title, original date of hire, accrued vacation benefits, sick leave benefits (including information as to whether or not such benefits are payable in cash upon termination of employment) and any severance benefits to which each employee is entitled, and other similar benefits, for each employee of the Corporation performing services for the Corporation.

                         (iii) The Corporation has delivered to Buyer true, complete and correct copies of all of the documents referred to in Schedule 4(p)(i) hereof and all of the personnel policies, handbooks, procedures, and forms of employment applications relating to the employees of the Corporation.

                         (iv) (A) there is no union representing or purporting to represent any of the employees of the Corporation and the Corporation is not subject to any collective bargaining agreements with any union representing or purporting to represent the employees of the Corporation; (B) there have been no strikes, slowdowns, or other work stoppages, lockouts, grievance proceedings, arbitrations, labor disputes, lawsuits, administrative proceedings or representation questions pending or, to the knowledge of the Corporation, threatened, between the Corporation on the one hand, and any labor union representing or purporting to represent any employees of the Corporation, on the other; (C) the Corporation is in compliance and has at all times complied with all laws relating to the employment, and employment practices including, but not limited to, equal employment opportunity laws including the obligations not to discriminate on the basis of age, sex (including sexual harassment, religion, national origin, disability or any other status protected by Federal, state or local law and the obligation not to retaliate under Federal, state or local law); wage and hour laws including the Fair Labor Standards Act (“FLSA”) and state law; family medical leave laws including the Family Medical Leave Act (“FMLA”) and state law; immigration laws including the Immigration Reform and Control Act (“IRCA”); benefit-related laws including the Consolidated Omnibus Budget Reconciliation Act (“COBRA”); health and safety laws including the Occupational Safety and Health Act (“OSHA”); law related to the notice of layoff or termination and payment in the absence thereof including the Worker Adjustment and Retraining Notification Act (“WARN”); workers compensation and collective bargaining laws including the National Labor relations Act (“NLRA”); the payment of social security, unemployment compensation and similar taxes. The Corporation is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing; and (D) there are no and since the Corporation’s inception there have never been any charges, suits, actions, administrative proceedings or investigations, and/or claims, instituted by or against, pending, or, to the knowledge of the Corporation, threatened against, affecting, naming and/or involving the Corporation, whether domestic or foreign, before any court, governmental agency, department, board of instrumentality, or before any arbitrator (collectively “Actions”), concerning, or in any way related to the employees or to the employment practices of the Corporation, including, without limitation, Actions involving unfair labor practices, collective bargaining, failure to pay wages or overtime, breach of implied or express employment contract, wrongful discharge and/or any other restriction on the right of the Corporation to terminate its respective employees, employment discrimination or retaliation, occupational safety and health, workers’ compensation family and medical leave, violations of any whistleblower protection and notice of layoff or termination;

                         (v) No action has been taken that could result in an involuntary termination of the employment of a substantial number of the Corporation employees on or prior to the Closing Date which could give rise to any obligation under WARN or any similar state or local law.

                          (vi) There are no express or implied agreements, policies, practices, or procedures, whether written or verbal, pursuant to which any employee or agent or contractor of the Corporation is not terminable at will. The Corporation has no knowledge of, or reason to believe that, any senior employee of the Corporation will leave the employ of the Corporation as a result of the transactions contemplated hereby.

                    (q) Employee Benefit Plans.

                         (i) Schedule 4(q)(i) is a complete and accurate list of all employee benefit plans which the Corporation and any of its ERISA Affiliates (as hereinafter defined) maintain, sponsor, contribute to, are liable for (directly or indirectly) or are bound, legally or otherwise, including, without limitation, any profit sharing, deferred compensation, bonus, payroll, sick leave, consulting, stock option, stock purchase, stock bonus, employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code), pension, retainer, retirement, vacation, change of control, disability, severance, insurance, welfare or incentive pay policy, agreement, practice or arrangement; any plan, agreement or arrangement if providing for fringe benefits or perquisites to employees, officers, directors or agents of the Corporation and any of its ERISA Affiliates, including but not limited to benefits relating to employer supplied automobiles, clubs, medical, dental, hospitalization, life insurance and other types of insurance, retiree medical, retiree life insurance and any other type of benefits for retired and terminated employees; any employment agreement; and any other plan, policy agreement or arrangement whether or not an “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) through the date of this Agreement) (herein referred to individually as “Plan” and collectively as “Plans”). For purposes of this Agreement, “ERISA Affiliate” means all Persons which are treated as being under common control with the Corporation, as the case may be or any ERISA Affiliate under Section 414(b), (c), (in) or (o) of the Internal Revenue Code of 1986, as amended (“Code”).

                         (ii) Neither the Corporation nor any ERISA Affiliate has ever been obligated to file an IRS Form 5500 with respect to any Plan. True and complete copies of the following documents with respect to any Plan of the Corporation and each ERISA Affiliate, as applicable, have been delivered to Buyer: (A) the most recent Plan document and trust agreement (including any amendments thereto), (B) all summary plan descriptions, (C) a written description of each material non written Plan, (D) each written communication to employees intended to describe a Plan or any benefit provided by such Plan, and (E) all correspondence with the IRS, the Department of Labor and the Pension Benefit Guaranty Corporation (“PBGC”) concerning any controversy.

                         (iii) Each Plan is and has been maintained in compliance in all material respects with applicable law, including but not limited to ERISA, and the Code and with any applicable contractual obligations.

                         (iv) No Plan is subject to Section 412 of the Code.

                         (v) No Plan is or ever has been subject to Title IV of ERISA.

                         (vi) There are no pending or, to the knowledge of the Corporation, threatened claims, actions or lawsuits, other than routine claims for benefits in the ordinary course, asserted or instituted against (A) any Plan or its assets, or (B) any fiduciary with respect to any Plan for which the Corporation or any ERISA Affiliate may be directly or indirectly be liable, through indemnification obligations or otherwise.

                         (vii) Neither the Corporation nor any ERISA Affiliate has ever contributed to or been obligated to contribute to any Plan that is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA or that is subject to Title IV of ERISA.

                         (viii) Neither the Corporation nor any ERISA Affiliate has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan.

                         (ix) No Plan is a nonqualified deferred compensation plan (as that term is used for purposes of Section 409A of the Code).

                         (x) During the last two years there have been no amendments to any Plan, no written interpretation or announcement (whether or not written) by the Corporation or any ERISA Affiliate relating to any Plan, no Plan has been established, and there have been and are no negotiations, demands, or proposals which are pending that concern any Plan, which resulted in or could reasonably be anticipated to result in a material increase in (A) the accrued or promised benefits of any employees of the Corporation or any ERISA Affiliate and (B) the level of expense incurred in respect thereof.

                         (xi) Neither the Corporation nor any ERISA Affiliate sponsors, maintains or has obligations, direct, contingent or otherwise, with respect to any Plan that is subject to the laws of any country other than the United States.

                         (xii) Neither the Corporation nor any ERISA Affiliate sponsors, maintains or has obligations, direct, contingent or otherwise, with respect to any Plan that is intended to be a tax-qualified plan under Section 401 of the Code.

                         (xiii) Each Plan that provides welfare benefits has been operated in compliance with all requirements of Sections 601 through 608 of ERISA and Section 4980B of the Code and regulations thereunder, relating to the continuation of coverage under certain circumstances in which coverage would otherwise cease. Neither the Corporation nor any ERISA Affiliate has contributed to a nonconforming group health plan (as defined under Code Section 5000(c)) and no ERISA Affiliate has incurred a tax under Section 5000(a) of the Code which could become a liability of the Corporation or any ERISA Affiliate. No retired or former employee of the Corporation or any ERISA Affiliate is entitled to benefits under any Plan other than continuation of health coverage as required by Section 4980B of the Code and any such former employee or retiree who is covered pursuant to the requirements of Section 4980B is paying for such coverage at the maximum rate payment for continuation coverage may be required. The Corporation and each ERISA Affiliate has complied in all respects with the requirements of the Health Insurance Portability and Accountability Act of 1996 with respect to each Plan that provides welfare benefits. The Corporation does not maintain any plan which is an “employee welfare benefit plan” (as such term is defined under Section (1) of ERISA) that has provided any “disqualified benefit” (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed under Section 4976.

                         (xiv) Each of the Corporation and its ERISA Affiliates has funded each Plan in accordance with the terms of such Plan through the date hereof, including the payment of applicable premiums on insurance contract funding a Plan, for coverage provided through the date hereof.

                         (xv) Except as contemplated herein or required by law, the execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Plan, policy, arrangement, statement, commitment or agreement which (either alone or upon the occurrence of any additional or subsequent event) will result in any obligation of the Corporation or any ERISA Affiliate to make any payment (whether of severance pay, including, and not limited to, salary, related vacation pay, pension pay and other similar payments and costs, or otherwise) or to accelerate, vest or increase the amount of benefits payable to any employee or former employee or director of the Corporation or any ERISA Affiliate. No Plan or agreement provides for the payment of severance benefits upon the termination of any employee’s employment. No amounts paid or payable by Corporation will fail to be deductible for federal income tax purposes by reason of Section 280G of the Code.

                         (xvi) The balance sheets of the Corporation as of December 31, 2003, 2004 and 2005, properly and adequately reflect, in accordance with US GAAP consistently applied with prior periods, any and all liabilities and obligations of the Corporation and its ERISA Affiliates relating to any period ending on or prior to the date hereof to or in respect of current and former employees of the Corporation or any ERISA Affiliate or the Plans, for (A) unpaid compensation, salaries, wages, vacation pay, disability payments and other payroll items (including, without limitation, bonus, incentive or deferred compensation), (B) unpaid contributions, costs and expenses to or in respect of any Plans, and (C) severance or other termination benefits relating to, resulting from or arising in respect of any termination of employment occurring on or prior to the date hereof.

                    (r) Litigation. Except for the matters set forth on Schedule 4(r), (A) Neither the Corporation nor any of the Acquired Assets, is a party or is subject to, or to the knowledge of the Corporation, threatened with, any suit, action, arbitration, administrative or other proceeding, either at law or in equity, or governmental investigation by or before any court, governmental department, commission, board, agency or instrumentality, domestic or foreign; (B) to the knowledge of the Corporation, there is no basis for any suit, action, arbitration, or administrative or other proceeding against the Corporation; (C) there is no judgment, decree, award or order outstanding against the Corporation; (D) the Corporation is not contemplating the institution by it of any suit, action, arbitration, administrative or other proceeding; and (E) to the knowledge of the Corporation, there has been no occurrence that may result in a claim for damages against the Corporation. The insurance carriers of the Corporation have agreed to defend and indemnify the Corporation against any loss resulting to the Corporation therefrom.

                    (s) Suppliers and Customers. Schedule 4(s) is a complete and accurate list of the names of all suppliers and customers of the Corporation which respectively contribute more than 5% of all sales and services to, and orders and use of services from, the Corporation (“Suppliers” and “Customers,” respectively). The relationships of the Corporation with its Suppliers and Customers are good commercial working relationships and no Supplier or Customer of the Corporation has canceled or otherwise terminated, or, to the knowledge of the Corporation, threatened to cancel or otherwise terminate, its relationship with the Corporation, or has during the last twelve (12) months decreased materially, or, to the knowledge of the Corporation, threatened to decrease or limit materially, its business with the Corporation. No interruptions or shortages in the supply of raw materials and other key supplies are threatened or anticipated. To the knowledge of the Corporation (i) no new products have been developed by others that would result in a material loss of business to the Corporation, render the Corporation’s products obsolete, or otherwise place the Corporation’s products at a competitive disadvantage; and (ii) the acquisition of the Acquired Assets by Buyer will not adversely affect the relationship of the Buyer, as successor to the Corporation, with any such Supplier or Customer.

                    (t) Conflicting Interests. No director, officer or manager of the Corporation (i) has any pecuniary interest in any supplier or customer of the Corporation or in any other business enterprise with which the Corporation conducts business or with which the Corporation is in competition; (ii) is indebted to the Corporation; (iii) is a party to any transaction or agreement with the Corporation (apart from such Person’s status as a director, officer or manager as such); or (iv) has any business or other interest in conflict with the interests of the Corporation.

                    (u) Compliance with Law and Regulations. The Corporation is in compliance with, and has at all times complied with, all requirements of U.S. Federal, state, and local law and, where applicable, their foreign equivalents, and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets, and all premises occupied by it. Without limiting the foregoing,the Corporation has paid all monies to obtain, and has obtained and now holds, all licenses, permits, certificates, and authorizations needed or required for the conduct of its business as currently conducted and the current use of its properties and the premises occupied by it. The Corporation has properly filed all reports and other documents required to be filed with any Federal, state, local and foreign government or subdivision or agency thereof. The Corporation has not received any notice from any Federal, state or municipal authority or any insurance or inspection body that any of its properties, facilities, equipment, or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body. All licenses, permits, orders and approvals issued by any governmental body or agency currently in effect and pertaining to the Acquired Assets are listed on Schedule 4(u) and, except as noted on Schedule 4(u) none of the items so listed will lapse or expire as a result of the transactions contemplated hereby.

                    (v) Environmental Matters.

                         (i) The Corporation and to the knowledge of the Corporation, any predecessor of the Corporation is and at all times have been in compliance with all Environmental Laws (as hereinafter defined) governing their business, operations, properties and assets, which compliance includes, but is not limited to: (A) the possession by the Corporation of all permits and other governmental authorizations required under applicable Environmental Laws, which permits are in full force and effect, and compliance with the terms and conditions thereof, (B) all requirements relating to the Discharge (as hereinafter defined) and Handling of Regulated Substances (as hereinafter defined) and Wastes (as hereinafter defined); (C) all requirements relating to notice, record keeping and reporting; and (D) all applicable writs, orders, judgments, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising, under, any Environmental Law (“Environmental Demands”). The Corporation has not received any communication from any governmental authority, employee, group or third party alleging that it is not in such full compliance or that it has investigatory or remedial obligations or other liability pursuant to Environmental Law. To the knowledge of the Corporation, there are no circumstances that may prevent or interfere with such full compliance or give rise to investigatory or remedial obligations or other liabilities pursuant to any Environmental Law in the future. All permits and other governmental authorizations currently held by the Corporation pursuant to any Environmental Laws and Environmental Demands issued to the Corporation are identified in Schedule 4(v).

                         (ii) There are no Environmental Claims (as hereinafter defined) pending or, to the knowledge of the Corporation, threatened against the Corporation or, to the knowledge of the Corporation, against a predecessor of the Corporation.

                         (iii) No Regulated Substances (as hereinafter defined) is present on or under or is migrating from any of the Leased Properties other than Regulated Substances in concentrations, quantities, types and/or locations as customarily used in the conduct of the Corporation’s business, and that will not require remediation pursuant to any applicable Environmental Law.

                         (iv) No portion of any of the Leased Properties constitutes land which is restricted by applicable Environmental Law due to its physical characteristics, including without limitation, a wetland or waterway, or land which is geologically unsuited for any use related to the conduct of the business of the Corporation or by virtue of a use restriction in connection with environmental remediation.

                         (v) No underground or above-ground storage tanks are present on any of the Leased Properties.

                         (vi) No mold at levels posing a risk to the health of occupants is present on any of the Leased Properties nor do any conditions exist which are conducive to the growth of mold.

                         (vii) No asbestos or asbestos-containing materials is present on any of the Leased Properties.

                         (viii) The Corporation has provided Buyer with all (i) permits and governmental authorizations and applications for same; (ii) reports and other submissions to any governmental authority in connection with any Environmental Law; (iii) records required to be maintained pursuant to Environmental Laws; (iv) Environmental Demands; (v) Environmental Claims; and (vi) records and reports of any environmental tests pertaining to, or any environmental assessments of, any of the Leased Properties.

                         (ix) None of the Leased Properties are located in any state or province having a law requiring the performance of environmental investigation and remediation upon the sale of a business, or, in the event of the Leased Properties are located in such a jurisdiction, the operations conducted by the Corporation at such Leased Property(ies) are not subject to any such law.

                         (x) For purposes of this Agreement:

                              (A) “Discharge” means any manner of spilling, leaking, dumping, discharging, release or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation groundwater, surface water, soil or air.

                              (B) “Environmental Claim” means any notice, Lien, claim, action, cause of action, order, communication, investigation, request for information or proceeding (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup, removal or remediation costs, governmental response costs, natural resource damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or threatened Discharge into the environment of any Regulated Substance at any location, whether or not owned or operated by the Corporation, and (b) circumstances forming the basis of any violation, or alleged violation, of, or liability pursuant to any Environmental Law.

                              (C) “Environmental Law” means any and all U.S. or Canadian Federal, state, provincial, regional, county and local or foreign laws, regulations, codes, orders, plans, common law injunctions, decrees, rulings, and judicial or administrative interpretations thereof, which govern, purport to govern, or relate to pollution, protection of the environment (including, without limitation, ground water, surface water, soil and air) and public health and safety, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. 9601, et seq. (collectively, “CERCLA”); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. 6901, et seq. (collectively, “RCRA”); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. 1311, et seq.; the Clean Air Act, as amended, 42 U.S.C. 7401, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. 2601, et seq. (the “TSCA”); the Emergency Planning and Community Right-to-Know Act of 1986, as amended, 42 U.S.C. 11001, et seq. (“EPCRA”); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. 65 1, et seq. (“OSHA”) and their Canadian counterparts.

                              (D) “Handling” means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing, processing or using, as any such terms may further be defined in any Environmental Law, of any Regulated Substance.

                              (E) “Regulated Substance” shall be broadly construed to include without limitation any chemical, pollutant, contaminant, material, waste, toxic or hazardous substance, petroleum, petroleum product, asbestos, asbestos containing material, and polychlorinated biphenyl regulated, listed, identified or controlled by, under or pursuant to any Environmental Law.

                              (F) “Waste” shall be broadly construed to include bulky wastes, construction and demolition debris, garbage, solid wastes, liquid wastes, recyclable materials, sludge, special wastes, used oils, hazardous waste and plant and yard trash as those terms are defined under any Environmental Law.

                    (w) Tax Matters.

                         (i) Definitions. The following terms shall have the meanings set forth in this subsection 4(w) for purposes of this subsection 4(w) of this Agreement (except for “Tax” and “Taxes,” which shall have said meaning for all purposes of this Agreement):

                              “Affiliated Group” means any affiliated group within the meaning of Code Section 1504(a) or similar group defined under a similar provision of state, local or foreign law.

                              “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute. All references to specific sections of the Internal Revenue Code shall be deemed to include any provisions of the Internal Revenue Code (or a related statute) which replace or supersede the sections in effect at the time this Agreement is executed.

                              “Regulation” or “Treasury Regulation” means regulations issued under the Code as such regulations may be amended. All references herein to specific sections of the Regulations shall be deemed also to refer to any provisions of the Regulations which replace or supersede the sections in effect at the time of the execution of this Agreement.

                              “Return” and “Returns” mean any return, report, declaration, estimate, information statement, claim for refund, notice, form or any other kind of document, including any schedule or attachment thereto, and including amended versions of any of the foregoing, relating to or required to be filed in connection with any Tax.

                              “Tax” and “Taxes” means any Federal, state (including District of Columbia), provincial, local, foreign (including possessions or territories of the United States) or other tax (whether income, gross receipts, franchise, excise, customs, sales, use, value added, ad valorem, real or personal property, license, transfer, employment, social security or any other kind of tax or payment in lieu of tax no matter how denominated including any amount payable by the Corporation pursuant to a tax-sharing or other agreement relating to the sharing or payment of tax), or any assessment, levy, impost, withholding, fee or other governmental charge in the nature of a tax, and shall include all additions to tax, interest, penalties and fines with respect thereto.

                         (ii) Tax Matters Relating to the Corporation.

                              (A) Except as set forth on Schedule 4(w)(ii)(A), the Corporation has at all times filed or will file when due in a timely fashion all Returns that are required to be filed on or before the date hereof or the Closing Date by or with respect to the Corporation (taking into account all extensions of time within which to file to which they are entitled or which they may have been granted). All such Returns are correct and complete. Except as set forth on Schedule 4(w)(ii)(A), the Corporation is not the current beneficiary of any extension of time within which to file any Return. No claim has been made by a taxing authority in a jurisdiction where the Corporation does not file Returns that any of them is or may be subject to or liable for any Tax imposed by that jurisdiction.

                              (B) All Taxes for which the Corporation is liable and that are due on or before the date hereof or the Closing Date (whether or not shown to be due on any Return) have been paid when due in a timely fashion (taking into account all extensions of time within which to pay to which they are entitled or which they may have been granted). There are no Liens on any assets of the Corporation that arose in connection with any failure (or alleged failure) to pay any Tax other than Liens for Taxes not yet due and payable or for Taxes that the Corporation is contesting in good faith through appropriate proceedings as set forth on Schedule 4(w)(ii)(B).

                              (C) The Corporation has withheld or collected and paid or deposited all Taxes required to have been withheld or collected and paid or deposited in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member, partner or other third party.

                              (D) No taxing authority has asserted or to the knowledge of the Corporation, threatened to assert, or provided notice of its intention to assert or consideration of asserting any adjustment, deficiency or assessment for any Taxes against the Corporation, and no basis exists for any such adjustment, deficiency or assessment which would result in additional Taxes owed by the Corporation for any period for which Returns have been filed. Schedule 4(w)(ii)(D) lists all Federal, state, provincial, local, and foreign income Returns filed with respect to the Corporation and indicates those Returns of the Corporation that have been audited and those Returns of the Corporation with respect to Taxes of the Corporation that currently are the subject of audit. Corporation has delivered to Buyer correct and complete copies of all Federal, state, local and foreign income tax Returns filed, examination reports issued, and statements of deficiencies assessed against or agreed to by the Corporation or statements of deficiencies for which Corporation may be liable.

                              (E) Except as set forth on Schedule 4(w)(ii)(E), the Corporation has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax adjustment, assessment or deficiency except for such waivers or extensions which, by their terms, have elapsed as of the date of this Agreement.

                              (F) Except as set forth on Schedule 4(w)(ii)(F), the Corporation does not have any income or gain that may be reportable for a period ending after the date hereof or the Closing Date without the receipt of an equal amount of cash, which is attributable to a transaction occurring in or a change in accounting method made for a period ending on or prior to the date hereof or the Closing Date.

                              (G) There are no currently outstanding requests made by the Corporation or any Stockholder for tax rulings, determinations or information that could affect the Taxes of the Corporation.

                              (H) The Corporation has not been obligated to deduct and withhold Taxes under Code Sections 1441 or 1445.

                              (I) No Stockholder is a foreign corporation within the meaning of Code Section 7701(a)(5).

                              (J) The Corporation is not and has not been, within the past six years, a party to any Tax allocation or sharing agreement. The Corporation has not been a member of an Affiliated Group defined in Code Section 1504(a) filing a consolidated federal income Tax Return and has any liability for the Taxes of any Person (other than the Corporation) under Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), or as a transferee or successor by contract or otherwise. The Corporation has not been a member of a group of companies filing a unitary, consolidated, combined state or foreign Return.

                              (K) Schedule 4(w)(ii)(K) sets forth the following information with respect of the Corporation as of the beginning of its current taxable year: (a) the federal income tax basis in its assets; and (b) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit, or excess charitable contribution allocable to the Corporation.

                              (L) The unpaid Taxes of the Corporation (a) did not, as of the balance sheet date of December 31, 2005, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax items) set forth on the face of the balance sheet of the Corporation as of December 31, 2005 (rather than in any notes thereto), and (b) will not exceed that reserve as adjusted for the passage of time through the Closing Date as set forth on the face of the Net Worth Statement.

                              (M) The Corporation has not made any payments, is not obligated to make any payments, and is not a party to any agreement or arrangement that could obligate it to make payments of any “excess parachute payment” within the meaning of Code Section 280G.

                              (N) With respect to the Corporation’s contractors, consultants and other independent personnel (the “Contractors”), the Corporation has evaluated and classified the Contractors as independent contractors and employees in accordance with Internal Revenue Service rules and regulations. The Corporation has maintained, monitored and continues to maintain and monitor those Contractors who are independent contractors to assure compliance with Internal Revenue Service rules and regulations.

                    (x) Conduct of Business; No Material Adverse Change. Since December 31, 2005, the Corporation has conducted its business in a good and diligent manner in the ordinary and usual course consistent with past practice, and there has not been:

                         (i) any material damage, destruction or loss (whether or not covered by insurance) with respect to any assets or properties owned or leased by the Corporation;

                         (ii) any material change by the Corporation in its accounting methods, principles or practices;

                         (iii) any declaration, setting aside or payment of any dividends on or distributions in respect of any of the capital stock of the Corporation , or any redemption, purchase or other acquisition by the Corporation of any of its securities;

                         (iv) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, retention, change of control, deferred compensation, pension, retirement, profit sharing, option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to directors, consultants, officers or employees of the Corporation, except for any increases in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice;

                         (v) any payment by the Corporation to any director or officer or any Affiliate of any of the foregoing, whether as a loan or otherwise, except regular compensation and usual benefit payments made in the ordinary course of business consistent with past practice;

                         (vi) any entry by the Corporation into any contract with any director or officer, of the Corporation or any Affiliate of the foregoing other than on an arms-length basis;

                         (vii) any material acquisition of any assets, business or Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business);

                         (viii) any sale, transfer, lease, exchange or other disposition of any material assets or properties owned or leased by the Corporation (other than in the ordinary course of business consistent with past practice);

                         (ix) any capital expenditures made by or on behalf of the Corporation in excess of $10,000 in the aggregate;

                         (x) any waiver, release, discharge, transfer or cancellation by the Corporation of any material rights or claims, other than in the ordinary course of business;

                         (xi) the creation of any Lien on any assets or properties owned or leased by the Corporation, except in the ordinary course of business;

                         (xii) any disclosure of any confidential information, except to employees and contractors who reasonably need to know of the same and owe a duty of confidentiality to the Corporation; or

                         (xiii) any agreement or commitment by the Corporation to do any of the foregoing.

                    (y) Shares Not Registered. The Corporation and the Stockholders acknowledge and agree that the Consideration Shares and the Holdback Shares have not been registered under the Securities Act of 1933 (the “Securities Act”), or registered or qualified under any state securities laws (“State Acts”), and are “restricted securities” within the meaning of SEC Rule 144. The Corporation, and to the extent that Buyer Shares have been distributed by the Corporation to the Stockholders, the Stockholders are acquiring the Consideration Shares and the Holdback Shares for the Corporation’s or each Stockholder’s own account, as a principal, for investment purposes and not with a view to or for the sale or other disposition thereof. The Corporation and the Stockholders agree that they will not sell, assign, distribute or otherwise dispose of the Consideration Shares and the Holdback Shares in violation of the Securities Act or any applicable State Act. The Corporation and the Stockholders acknowledge and agree that the stock certificates representing the Buyer Shares that may be issued to the Corporation under this Agreement shall bear a restrictive legend substantially reading as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) NOR HAVE THEY BEEN APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITIES OF ANY STATE OF THE UNITED STATE NEITHER THE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF IN THE UNITED STATES OR TO A “U.S. PERSON” (AS DEFINED IN REGULATIONS PROMULGATED UNDER THE ACT) UNLESS EFFECTED PURSUANT TO AND IN COMPLIANCE WITH AN AVAILABLE EXEMPTION OR OTHERWISE REGISTERED UNDER THE ACT.”

                    (z) No Broker or Finder. Except for its obligation to Needham & Company, Inc., none of the Corporation or the Stockholders have incurred any obligation, contingent or otherwise, to a broker, finder, agent or other intermediary for introducing the parties in connection with, or otherwise procuring, this Agreement or the transaction(s) contemplated hereby.

                    (aa) Statements and Other Documents Not Misleading. Other than with respect to Buyer’s representations, warranties and agreements contained in Section 5 herein and such documents to be delivered by Buyer pursuant to Section 13 herein, neither this Agreement, including all Exhibits and Schedules, nor the closing documents, contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact necessary to be stated in order to make any statement contained therein, document or other instrument not false or misleading.

          5. Representations, Warranties and Agreements of Buyer. As material inducement to the Corporation to enter into this Agreement and to close hereunder, the Buyer makes the following representations, warranties and agreements to and with the Corporation, which representations, warranties and agreements shall be true and correct as of the date of this Agreement and as of the Closing Date:

                    (a) Corporate Status. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Israel, and has the corporate power and authority to execute, deliver and perform this Agreement and the documents contemplated hereby. The Buyer’s authorized capital consists of 40,000,000 ordinary shares, par value of NIS 0.01 per share (the “Buyer Shares”). As of March 31, 2006, 15,480,144 Buyer Shares were issued and outstanding and approximately390,000 Buyer Shares may be issued upon exercise of outstanding options granted pursuant to various stock option and stock award programs of Buyer. All Buyer Shares to be issued pursuant to subsections 2(a)(i) and 2(a)(ii) will be, when so issued, duly authorized, validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive rights. Since the close of business on the Capital Structure Date, no shares of capital stock or other equity securities of Buyer have been issued or reserved for issuance or become outstanding, other than Buyer Shares described in this subsection 5(a) that have been issued upon the exercise of outstanding options.

                    (b) Authority. Buyer has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, to consummate the transactions contemplated hereby. This Agreement and the documents contemplated hereby to be executed and delivered by Buyer have been duly executed and delivered by Buyer, or will be duly executed and delivered by Buyer, and constitute, or will constitute when executed and delivered, the legal, valid and binding obligations of Buyer, enforceable against Buyer, in accordance with their respective terms, except as enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or at law or under applicable legal codes).

                    (c) Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than the filing by Buyer of a current report on form 6-K with the U.S. Securities and Exchange Commission (the “Commission”) and the filing of a copy thereof with Israeli Securities Authority and the Tel Aviv Stock Exchange.

                    (d) Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof by Buyer do not and will not, with or without the giving of notice, the lapse of time, or both, result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation of Buyer under, any agreement, indenture or other instrument by which Buyer is bound; Buyer’s Articles of Association; any judgment, decree, order, or award of any court, governmental body, or arbitrator; or any applicable law, rule, or regulation.

                    (e) Buyer’s Reports and Financial Statements.

                         (i) Since January 1, 2003, Buyer has filed all material forms, reports, schedules, statements and other documents with the Commission relating to periods commencing on or after such date required to be filed by it pursuant to the U.S. federal securities laws and the Commission rules and regulations thereunder (such forms, reports, schedules, statements and other documents, in each case, as amended, being hereinafter referred to as the “Buyer Commission Filings”). As of their respective dates, the Buyer Commission Filings complied in all material respects with all applicable requirements of the U.S. Federal securities laws and the Commission rules and regulations promulgated thereunder, applicable to a “Foreign Private Issuer” as such term is defined in SEC Rule 405 and SEC Rule 3b-4, including, to the extent applicable, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                    (ii) Except as set forth on Schedule 5(e)(ii), each of the consolidated financial statements of Buyer contained in the Buyer Commission Filings complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission applicable thereto, has been prepared in accordance with US GAAP (except (A) as may be indicated therein or in the notes or schedules thereto) and (B) in the case of unaudited quarterly consolidated statements, as permitted by applicable commission rules and regulations) and presents fairly, in all material respects, the consolidated financial position of Buyer as of the dates thereof and the consolidated results of its operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustment).

                    (f) Other than with respect to the Corporation’s representations, warranties and agreements contained in Section 4 herein, and such documents to be delivered by the Corporation pursuant to Section 14 herein, neither this Agreement, including all Exhibits and Schedules, nor the closing documents, contains or will contain any untrue statement of any material fact concerning Buyer or omits or will omit to state any material fact concerning Buyer necessary to be stated in order to make any statement contained therein, document or other instrument not false or misleading.

                    (g) No Broker or Finder. Except for its obligation to SVB Alliant, Buyer has not taken any action, or incurred any obligation, contingent or otherwise, which would give rise to a valid claim against Stockholders and/or the Corporation by a broker, finder, agent or other intermediary for introducing the parties in connection with, or otherwise procuring, this Agreement or the transaction(s) contemplated hereby.

          6. Continuation and Survival of Representations and Warranties.

                    (a) The representations and warranties of the parties hereunder shall survive the consummation of the transaction provided for in this Agreement and shall expire after fifteen months from the Closing Date, except for the representations and warranties that are set forth in subsection 4(b), 4(g), 4(w), 5(a) and 5(b) which shall expire upon expiration of the applicable statute of limitations, and provided further that there shall be no expiration with respect to Knowing Misrepresentations on the part of the Corporation or Buyer . “Knowing Misrepresentation” shall mean any breach of a representation or warranty that is qualified as to the Corporation’s or Buyer’s knowledge, or any knowing breach of a representation or warranty that is not qualified as to the Corporation’s or Buyer’s knowledge as to which the Corporation or Buyer had actual knowledge of its falsity. “To the knowledge,” “knowing” or similar expressions shall mean (i) with respect to the Corporation, the actual knowledge of the Managers, the Corporation’s officers and the members of the Corporation’s Board of Directors as of the date hereof, and (ii) with respect to the Buyer, the actual knowledge of Giora Dishon and Dror David.

                    (b) Each representation, warranty and covenant contained herein is independent of all other representations, warranties and covenants contained herein (whether or not covering an identical or a related subject matter) and must be independently and separately complied with and satisfied. Exceptions or qualifications to any representations or warranties contained herein shall not be construed as exceptions or qualifications to any other warranty or representation. No representation or warranty of the Corporation contained herein shall be deemed to have been waived, affected or impaired by any investigation made by, or knowledge of, Buyer.

          7. Covenants of the Corporation and Stockholders Prior to Closing.

                    (a) Between the date of this Agreement and the Closing Date the Corporation shall, and the Stockholders will cause the Corporation to, conduct the Business in the ordinary course and preserve intact the organization of the Corporation, maintain relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Corporation, and pay all of its obligations to suppliers, creditors and others in a timely manner.

                    (b) Between the date of this Agreement and the Closing Date the Corporation shall, and the Stockholders will cause the Corporation to, use its reasonable efforts to avoid taking (or failing to take) any action which they know or should know would result in the inaccuracy of, or the breach or violation of, any of the representations, warranties, covenants and agreements of the Corporation set forth herein.

                    (c) Between the date of this Agreement and the Closing Date, the Corporation and the Stockholders shall promptly notify Buyer in writing if they become aware of any fact or condition that causes or constitutes an inaccuracy in, or the breach or violation of, any of the representations, warranties, covenants or agreements of the Corporation and the Stockholders set forth herein.

                    (d) Between the date of this Agreement and the Closing Date the Corporation shall and Stockholders shall cause the Corporation to, afford Buyer (and its attorneys, accountants, representatives and agents) during normal business hours, upon reasonable advance notice, with full and free access to the Corporation’s premises, accounts, books and records, personnel, properties, assets, contracts, financial and tax information, and such other documents, data and information as Buyer may reasonably request, and to provide Buyer with such copies thereof as Buyer may reasonably request; provided, however, that Buyer shall schedule such access in such a way as to avoid material disruption of the normal business operations of the Corporation.

          8. Covenants of Buyer Prior to Closing.

                    (a) Between the date of this Agreement and the Closing Date, Buyer shall use its reasonable efforts to avoid taking (or failing to take) any action which it knows or should know would result in the inaccuracy of, or the breach or violation of, any of the representations, warranties, covenants and agreements of Buyer set forth herein.

                    (b) Between the date of this Agreement and the Closing Date, Buyer shall promptly notify the Corporation in writing if Buyer becomes aware of any fact or condition that causes or constitutes a material inaccuracy in, or the material breach or violation of, any of the representations, warranties, covenants or agreements of Buyer.

                    (c) Buyer shall use commercially reasonable efforts to maintain a presence in State College, Pennsylvania, which location will serve as the principal place of business for the Managers.

          9. Conditions Precedent to Corporation’s and Stockholders’ Obligation to Close. Corporation’s and Stockholders’ obligation to sell the Acquired Assets, to take the other actions required to be taken by the Corporation at Closing, and to otherwise close the transactions subject to this Agreement, is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived, in whole or in part, by the Corporation):

                    (a) All of Buyer’s representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, except for changes contemplated by this Agreement or consented to in writing by Corporation.

                    (b) All of the covenants and obligations that Buyer is required to perform or comply with pursuant to this Agreement at or prior to Closing must have been performed and complied with in all material respects, except as otherwise consented to in writing by the Corporation.

                    (c) Buyer must have delivered each of the documents required to be delivered to the Corporation pursuant to Section 14.

                    (d) Buyer must have issued the Consideration Shares and the Employees Consideration Shares.

                    (e) There shall be (i) in effect no injunction, decree, or order of any court of competent jurisdiction that prohibits the sale of the Acquired Assets to Buyer, or that otherwise prohibits this Agreement or the consummation of the transactions contemplated by this Agreement, that has been adopted or issued, or has otherwise become effective, since the date of this Agreement, and (ii) no action or litigation pending or threatened in writing by any Person since the date of this Agreement in which (A) an injunction is or may be sought against this Agreement or the transactions contemplated by this Agreement, or (B) relief is or may be sought against any party hereto as a result of this Agreement or the transactions contemplated hereby, and in which in the good faith judgment of the Corporation (relying on the advice of its legal counsel), such Person has a reasonable possibility of prevailing and such relief would have a material adverse effect on the Buyer or the Corporation as a whole.

          10. Conditions Precedent to Buyer’s Obligation to Close. Buyer’s obligation to buy the Acquired Assets, to assume the Assumed Liabilities, to issue the Consideration Shares and the Holdback Shares, to take the other actions required to be taken by Buyer at Closing, and to otherwise close the transactions pursuant to this Agreement, is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived, in whole or in part, by Buyer):

                    (a) All of the representations and warranties of the Corporation in this Agreement must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, except for changes contemplated by this Agreement or consented to in writing by Buyer.

                    (b) All of the covenants and obligations that the Corporation is required to perform or comply with pursuant to this Agreement at or prior to Closing must have been performed and complied with in all material respects, except as otherwise consented to in writing by Buyer.

                    (c) The Corporation must have delivered each of the documents required to be delivered to Buyer pursuant to Section 13.

                    (d) Buyer shall have negotiated and executed new agreements in form and substance satisfactory to Buyer amending the agreements listed on Schedule 10(d) with the Persons listed therein.

                    (e) There shall not have occurred any theft, loss, damage, or destruction to or of a material portion of the assets, properties, or business of the Corporation, whether or not covered by insurance.

                    (f) There shall be (A) in effect no injunction, decree, or order of any court of competent jurisdiction that prohibits the sale of the Acquired Assets to Buyer, or that otherwise prohibits this Agreement or the consummation of the transactions contemplated by this Agreement, that has been adopted or issued, or has otherwise become effective, since the date of this Agreement, and (B) no action or litigation pending or threatened in writing by any Person since the date of this Agreement in which (x) an injunction is or may be sought against this Agreement or the transactions contemplated by this Agreement, or (y) relief is or may be sought against any party hereto as a result of this Agreement or the transactions contemplated hereby, and in which in the good faith judgment of Buyer (relying on the advice of its legal counsel), such Person has a reasonable possibility of prevailing and such relief would have a material adverse effect on Buyer, the Corporation or the Business.

                    (g) There shall not have been a material adverse change in the financial condition and in the results of operations of, and there shall not have been any material adverse change in the condition of the assets of or in the business prospects of the Corporation (taken as a whole).

                    (h) Buyer shall have completed its due diligence review of the Corporation and the results of such review shall be satisfactory to Buyer.

                    (i) Buyer’s Board of Directors shall have approved the consummation of the transactions contemplated by this Agreement.

          11. Termination.

                    (a) This Agreement may be terminated, and the purchase of the Acquired Assets, the assumption of the Assumed Liabilities and the other transactions contemplated by this Agreement may be abandoned, as follows:

                              (i) By the mutual written consent of the Buyer and the Corporation.

                              (ii) By the Corporation, if any of the conditions set forth in Section 9 has not been satisfied or waived in writing by the Corporation on or prior to Closing.

                              (iii) By Buyer, if any of the conditions set forth in Section 10 have not been satisfied or waived in writing by Buyer on or prior to Closing.

                              (iv) By Buyer or the Corporation, if Closing has not been consummated (for any reason other than a breach or violation of any representation, warranty, covenant or agreement contained in this Agreement by the party seeking such termination) on or before May 30, 2006 (or such later date, as to which the Corporation and Buyer, in their respective sole and absolute discretion, may agree in writing).

                              (v) By Buyer, if the Corporation in good faith files on or before Closing any petition in bankruptcy, reorganization, liquidation or receivership, or a petition in bankruptcy, reorganization, liquidation or receivership is filed on or before Closing against the Corporation by any Person not a party to this Agreement and is not withdrawn or dismissed on or before Closing.

                              (vi) By the Corporation, if Buyer in good faith files on or before Closing any petition in bankruptcy, reorganization, liquidation or receivership, or a petition in bankruptcy, reorganization, liquidation or receivership is filed on or before Closing against the Buyer by any Person not a party to this Agreement and is not withdrawn or dismissed on or before Closing.

                    (b) If the Corporation terminates this Agreement in accordance with subsection 11(a), the Corporation shall give Buyer prompt written notice of such termination, including in reasonable detail the basis for such termination.

                    (c) If Buyer terminates this Agreement in accordance with subsection 11(a), Buyer shall give the Corporation prompt written notice of such termination, including in reasonable detail the basis for such termination.

                    (d) The termination of this Agreement shall render null and void, and of no further force or effect, all of the rights and obligations of the parties under this Agreement; provided, however, that no such termination shall be deemed to relieve any defaulting or breaching party from any liability to the other parties hereto, or to otherwise eliminate, reduce or affect in any way any cause of action, action or claim, whether at law, in equity or otherwise, which any non-defaulting and non-breaching party may or shall have against the defaulting or breaching party under or arising out of this Agreement, or to be deemed an election of remedies which precludes, waives or otherwise affects any of the foregoing.

          12. Closing Date. The Closing of the transactions provided for in this Agreement (herein sometimes called the “Closing”) shall take place at the offices of Buyer’s counsel, Wolf, Block, Schorr and Solis-Cohen LLP, 1650 Arch Street, 22nd Floor, Philadelphia, PA, at 11:30 a.m. on May 1, 2006, or at such other place, date and time as shall be agreed to in writing between Buyer and the Corporation. The date and time of Closing is sometimes herein called the “Closing Date.”

          13. Deliveries by the Corporation at Closing. At the Closing, the Corporation will deliver or cause to be delivered to Buyer the following in form and substance reasonably acceptable to counsel to Buyer:

                    (a) Bill of Sale in the form attached hereto as Exhibit “B”;

                    (b) Assignment of Registrable IP in the form attached hereto as Exhibit “C”;

                    (c) a certified copy of the Certificate of Incorporation of the Corporation, and all amendments thereto, issued by the Department of State of Delaware and dated as of a date within thirty (30) days prior to the Closing Date;

                    (d) “good standing” and “no tax Lien” certificates for the Corporation issued by each jurisdiction in which the Corporation is incorporated or qualified to do business as a foreign corporation, all of which shall be dated as of a date within thirty (30) days prior to the Closing Date;

                    (e) the Employees Employment Agreements duly executed and delivered by each Employee on or prior to the Closing Date, each substantially in the form attached hereto as Exhibit “A-1”;

                    (f) the Employees Agreements Not to Compete duly executed and delivered by each Employee on or prior to the Closing Date, each substantially in the form attached hereto as Exhibit “A-2”;

                    (g) the Employees Restricted Stock Agreements duly executed and delivered by each Employee (other than the Managers) on or prior to Closing Date each substantially in the form attached hereto as Exhibit “A-3(i)”;

                    (h) the Managers Restricted Stock Agreements duly executed and delivered by each Manager on or prior to Closing Date each substantially in the form attached hereto as Exhibit “A-3(ii)”;

                    (i) a certificate executed by the Chief Executive Officer of the Corporation certifying as to the matters set forth in subsection 10(a) and subsection 10(b);

                    (j) a certificate of the Secretary dated the Closing Date, certifying the Corporation’s certificate of incorporation, bylaws and resolutions of Corporation’s board of directors and Stockholders relating to this agreement and the transactions provided for herein including without limitation, any waiver by each Stockholder of any right, preference or privilege to which such Stockholder is entitled in connection with the transactions contemplated hereby; and

                    (k) all such further documents, instruments and agreements which may be reasonably requested by Buyer or its counsel to assign the Assigned Contracts and effect and carry out any provision of this Agreement.

          14. Deliveries by Buyer at Closing. At the Closing, Buyer will deliver or cause to be delivered to, as the case may be, to the Corporation, the following:

                    (a) the duly executed stock certificates representing the Consideration Shares;

                    (b) a Certificate of the Secretary of Buyer, dated as of the Closing Date, confirming that all necessary corporate action has been taken to authorize the execution and delivery of this Agreement by Buyer;

                    (c) the Employees Employment Agreements duly executed and delivered on or prior to the Closing Date, each substantially in the form attached hereto as Exhibit “A-1”, the terms of each taken as a whole being, with respect to each employee, no less favorable than the terms each such Employee received from the Corporation immediately prior to the date hereof;

                    (d) the Employees Agreements Not to Compete duly executed and delivered on or prior to the Closing Date, each substantially in the form attached hereto as Exhibit “A-2”;

                    (e) the Employees Restricted Securities Agreement duly executed and delivered by each Employee (other than the Managers) on or prior to Closing Date, each substantially in the form attached hereto as Exhibit “A-3(i)”;

                    (f) the Managers Restricted Securities Agreement duly executed and delivered by each Manager on or prior to Closing Date, each substantially in the form attached hereto as Exhibit “A-3(ii)”;

                    (g) a certificate executed by the President or Chief Executive Officer of Buyer certifying as to the matters set forth in subsections 9(a) and 9(b); and

                    (h) all such further documents, instruments and agreements which may be reasonably requested by the Corporation or counsel to the Corporation to effect and carry out any provision of this Agreement.

          15. Indemnification.

                    (a) Indemnification of Buyer. Subject to any provisions hereof to the contrary, the Corporation the Stockholders and the Managers hereby, jointly and severally, indemnify and agree to hold harmless Buyer, its successors and assigns and each such entity’s officers, directors, shareholders and agents (collectively, the “Buyer Indemnified Parties”) (each of whom shall be a third party beneficiary hereof) from, against and in respect of the amount of any and all Corporation Deficiencies (as hereinafter defined); provided, however, that other than as specifically set forth herein, each Stockholder’s liability for Corporation Deficiencies shall be several and not joint.

                    (b) Definition of “Corporation Deficiencies”. As used in this Section 15, “Corporation Deficiencies” means any and all loss or damage incurred by the Buyer Indemnified Parties resulting from:

                              (i) any misrepresentation, breach of any representation or warranty, or any non-fulfillment of any representation, warranty, covenant or agreement on the part of the Corporation contained in Section 4 herein;

                              (ii) the conduct of the Corporation’s business to the extent not constituting an Assumed Liability;

                              (iii) any Excluded Liability; or

                              (iv) any and all actions, suits, proceedings, demands, assessments, penalties, liabilities, judgments, reasonable attorneys’ fees, costs, expenses and interest incident to any of the foregoing.

                    (c) Indemnification of the Corporation and Stockholders. Subject to any provisions hereof to the contrary, Buyer hereby indemnifies and agrees to hold harmless the Corporation and the Stockholders, and each of their respective successors and assigns and each such entity’s officers, directors, shareholders and agents (collectively the “Seller Indemnified Parties”) (each of whom shall be a third party beneficiary hereof) from, against and in respect of the amount of any and all Buyer Deficiencies (as hereinafter defined).

                    (d) Definition of “Buyer Deficiencies”. As used in this Section 15, “Buyer Deficiencies” means any and all loss or damage incurred by the Corporation or the Stockholders resulting from:

                              (i) any misrepresentation, breach of any representation or warranty, or any non-fulfillment of any representation, warranty, covenant or agreement on the part of the Buyer contained in Section 5 herein;

                              (ii) any Assumed Liability;

                              (iii) any liability or obligation arising from the conduct of the business by Buyer after the Closing Date to the extent that such liability or obligation would not be the result of any Corporation Deficiency set forth in subsection 15(b); or

                              (iv) any and all actions, suits, proceedings, demands, assessments, penalties, liabilities, judgments, reasonable attorneys’ fees, costs, expenses and interest incident to any of the foregoing.

                    (e) Procedures for Establishment of Deficiencies.

                              (i) In the event that any claim shall be asserted against a party which, if sustained, would result in a Deficiency, the indemnified party, within a reasonable time after learning of such claim, shall notify the indemnifying party of such claim, and shall extend to the indemnifying party a reasonable opportunity to defend against such claim, at the indemnifying party’s sole expense and through legal counsel reasonably satisfactory to the indemnified party, provided that the indemnifying party proceeds in good faith, expeditiously and diligently. The indemnified party shall, at its option and expense, have the right to participate in any defense undertaken by the indemnifying party with legal counsel of its own selection. If the indemnifying party, in the reasonable judgment of the indemnified party, has failed to prosecute such defense in good faith in an expeditious and diligent manner, the indemnified party shall have the right to defend and/or settle such claim on behalf of the indemnifying party. No settlement or compromise of any claim which may result in a Deficiency may be made by the indemnifying party without the prior written consent of the indemnified party unless the proposed settlement is solely a monetary settlement and prior to such settlement or compromise the indemnifying party acknowledges in writing the indemnifying party obligation to pay in full the amount of the settlement and all associated expenses and the indemnified party is furnished with either (A) security reasonably satisfactory to the indemnified party that the indemnifying party will in fact pay such amount and expenses, or (B) a full release from the claimant in form and substance reasonably satisfactory to the indemnified party.

                              (ii) In the event that the indemnified party asserts the existence of any Deficiency, the indemnified party shall give written notice to the indemnifying party of the nature and amount of the Deficiency asserted. The indemnified party shall reasonably cooperate with such actions as the indemnifying party may seek to take to mitigate the impact of any alleged breach. Such request shall not be deemed to constitute an admission of liability on the part of the indemnifying party. If the indemnifying party, within a period of fifteen (15) business days after the giving of such notice by the indemnified party, shall not give written notice to the indemnified party announcing its intention to contest such assertion of the indemnified party (such notice by the indemnifying party being hereinafter called the “Contest Notice”), such assertion of the indemnified party shall be deemed accepted and the amount of the Deficiency shall be deemed established. In the event, however, that a Contest Notice is given to the indemnified party within said 15-day period, then the contested assertion of a Deficiency may be established pursuant to the provisions of Section 19 herein.

                              (iii) The indemnified and indemnifying parties may agree in writing, at any time, as to the existence and amount of a Deficiency, and, upon the execution of such agreement, such Deficiency shall be deemed established.

                    (f) Payment of Deficiencies. Subject to the limitations set forth in subsection (g), the indemnifying party hereby agree to pay in cash the amount of each established Deficiency to the indemnified party within five (5) business days after the final establishment thereof. Any amounts not paid by the indemnifying party when due under this subsection 15(f) shall bear interest from the due date thereof until the date paid at a rate equal to 3% over the “prime rate” as published from time to time in The Wall Street Journal.

                    (g) Limitation.

                              (i) With the exception of (A) any Deficiencies resulting from any misrepresentation or breach of representation or warranty contained in subsections 4(b), 4(g), 4(w), 5(a) and 5(b) herein or (B) any claims of Knowing Misrepresentation on the part of any party to this Agreement, (x) there shall be no liability for any Deficiencies resulting from any misrepresentation or breach of representation or warranty on the part of either the Corporation under Section 4 or Buyer under Section 5 unless and until the aggregate of all such Corporation Deficiencies or Buyer Deficiencies, whichever is applicable, exceeds $50,000, in which event there shall be liability for all such Deficiencies, and (y) neither party shall be liable or otherwise responsible for that portion of any such Deficiencies that exceeds (i) with respect to the Corporation Deficiencies, the Holdback Shares and the Employees Holdback Shares; and (ii) with respect to Buyer Deficiencies, an amount equal to the value at the Closing Date of the Holdback Shares and the Employees Holdback Shares, which shall be the maximum cumulative, aggregate liability of the parties hereto.

                              (ii) With respect to Deficiencies resulting from any (A) misrepresentation or breach of representation or warranty contained in subsections 4(b), 4(g), 4(w), 5(a) and 5(b) herein; or (B) any Knowing Misrepresentation, neither party shall be liable or otherwise responsible for that portion of any such Deficiencies that exceeds an amount equal to the value at the Closing Date of the Buyer Shares issuable pursuant to this Agreement. The Corporation, the Stockholders or the Managers, may satisfy and discharge such liability by tendering back to the Buyer the Buyer Shares received by them pursuant to this Agreement, such Buyer Shares being deemed to have the value of such Buyer Shares at the Closing Date.

                              (iii) Notwithstanding any of the foregoing, any party to this Agreement shall have unlimited recourse against any other party that has committed any Knowing Misrepresentation.

          16. Board Observer. As of Closing, and for so long as the Corporation continues to hold, or in the event that following distribution of Buyer Shares by the Corporation to the Stockholders the Stockholders continue to hold, in the aggregate, Buyer Shares in an amount equal to 8% of the outstanding capital stock of Buyer, the Representative shall be entitled to designate one individual (the “Observer”) to attend and observe any regular or special meeting of the board of directors of the Buyer and shall be entitled to receive all information distributed to the board of directors of the Buyer at the time of the original distribution of such information; provided, however, that the Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided and to be bound by the Buyer’s code of ethics, policies and procedures; and provided further, that the Buyer reserves the right to withhold any information and to exclude the Observer from any meeting or portion thereof for any reason if access to such information or attendance at such meeting could affect any evidentiary privilege between Buyer and its advisors or otherwise adversely affects Buyer. The initial Observer will be Craig Gomulka.

          17. Piggyback Registration Rights. At any time after the Buyer Shares issued to the Corporation pursuant to this Agreement have been distributed to the Stockholders by the Corporation, and/or the Employees Consideration Shares have been vested and distributed to the Employees or their designees, if Buyer at any time proposes to register any of its securities under the Securities Act for sale to the public (except with respect to registration statements on Forms S-4, F-4 or S-8 or another form not available for registering the Buyer Shares to be issued under this Agreement for sale to the public), each such time it will give written notice of its intention to do so to the Representative who will provide notice of the same to all persons who received Buyer Shares hereunder. Upon the written request of any of such holders made to the Representative within fifteen (15) days after receipt of such notice, and forwarded to Buyer within five (5) days thereafter, Buyer will, subject to the limits contained in this Section 17, use its best efforts to cause all such Buyer Shares then held by such holders which are sought to be registered hereunder, to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent requisite to permit such sale or other disposition by such holders of the Buyer Shares so registered; provided, however, that if Buyer is advised in writing in good faith by any managing underwriter of the Buyer’s securities being offered in a public offering pursuant to such registration statement that the amount to be sold by Persons other than the Buyer (collectively, “Selling Security Holders”) is greater than the amount which can be offered without adversely affecting the offering, Buyer may reduce the amount offered for the accounts of all Selling Security Holders (including the Stockholders and other holders of Buyer Shares hereunder) who have a contractual, incidental “piggy back” right to include such securities in a registration statement to a number deemed satisfactory by such managing underwriter; provided, however, that no reduction shall be made in the amount of Buyer Shares offered for the accounts of the Stockholders and other holders hereunder unless such reduction is imposed pro rata with respect to all securities whose holders have or may hereafter acquire a contractual, incidental “piggy back” right to include such securities in the registration statement as to which inclusion has been requested pursuant to such right. Notwithstanding the foregoing, Buyer’s obligation to register the Buyer Shares under this Section 17 shall terminate at such time when the holders thereof may sell all of such Buyer Shares, without limitation or restriction, as to timing and amount, pursuant to Rule 144 of the Securities Act.

          18. Further Assurances. Buyer, the Corporation and Stockholders agree to execute and deliver all such other instruments and take all such other action as any party may reasonably request from time to time, after the date hereof and without payment of further consideration, in order to effectuate the transactions provided for herein. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement, including, without limitation, the preparation of financial statements and preparation and filing of Tax Returns.

          19. Dispute Resolution.

                    (a) In the event of a dispute between the parties, including indemnification claims pursuant to Section 15, the parties shall first promptly attempt in good faith to resolve such dispute for a period of not less than thirty (30) calendar days. If such good faith efforts are not successful within such 30-day period, at any time thereafter, any party may give the other written notice of a dispute (a “Dispute Notice”), the parties shall attempt in good faith to agree to the appointment of an independent mediator (a “Mediator”) to assist the parties in resolving the dispute. Should the parties agree to a Mediator, the matter shall be referred to such Mediator for resolution in accordance with the usual practices and procedures of such Mediator; provided, however, that no party shall have an obligation to participate in any mediation after a date which is thirty (30) calendar days after the applicable Dispute Notice was served. The parties shall cooperate with the Mediator and shall provide any relevant information requested by the Mediator. If the parties cannot agree on the selection of a Mediator within twenty (20) calendar days after delivery of the Dispute Notice, or if the dispute is not resolved by the Mediator as provided herein, then the dispute shall be determined by arbitration in accordance with the provisions of subsection 19(b) hereunder.

                    (b) Any dispute which is not settled or otherwise resolved through the provisions of subsection 19(a) above shall be determined by arbitration in Philadelphia, Pennsylvania by a single arbitrator in accordance with the rules of the American Arbitration Association (“AAA”) or any other rules agreed upon by the parties, except that (i) every person named on any list of potential arbitrators shall be a neutral and impartial lawyer with excellent academic and professional credentials who has practiced law for at least fifteen (15) years, specializing in either general commercial litigation or general corporate and commercial matters, and who has had experience, and is generally available to serve, as an arbitrator, and (ii) each party shall be entitled to strike on a peremptory basis, for any reason or no reason, any or all of the names of potential arbitrators on any list submitted to the party by the AAA as well as any person selected by the AAA to serve as an arbitrator by administrative appointment. In the event the parties cannot agree on the selection of the arbitrator from the one or more lists submitted by the AAA within thirty (30) calendar days after the AAA transmits to the parties its first list of potential arbitrators, AAA shall nominate three Persons who meet the criteria set forth herein. Each party shall be entitled to strike one of such three nominees on a peremptory basis within five (5) calendar days after its receipt of such list of nominees, indicating its order of preference with respect to the remaining nominees. If two of such nominees have been stricken by the parties to the dispute, the unstricken nominee shall be the arbitrator. Otherwise, the selection of the arbitrator shall be made by the AAA from the remaining nominees in accordance with the parties’ mutual order of preference, or by random selection in the absence of a mutual order of preference. The arbitrator shall base his or her award on the terms of this Agreement, on applicable law and judicial precedent, shall include in such award the findings of fact and conclusions of law upon which the award is based and shall not grant any remedy or relief that a court could not grant under applicable law. The arbitration shall be governed by the substantive laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed therein, without regard to conflicts of laws rules. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                    (c) If any party to a dispute fails to proceed with the dispute resolution procedures set forth in this Section 19 or unsuccessfully seeks to stay such proceedings, or fails to comply with any arbitration award, or is unsuccessful in vacation or modifying the award pursuant to a petition or application for judicial review, the other party shall be entitled to be awarded costs, including reasonable attorneys’ fees, paid or incurred by such other party in successfully compelling such proceedings or defending against the attempt to stay, vacate or modify such arbitration award and/or successfully defending or enforcing the award.

          20. Representative.

                    (a) For purposes of this Agreement, the “Representative” shall mean Don Jones. All actions of the Representative shall be made personally by the Representative, and no Representative shall be permitted to assign or delegate its rights or duties, whether by operation of law or otherwise. In the event of the death, incapacity, incompetency, disability or resignation of the Representative, the Corporation, or if dissolved at such time, the remaining Stockholders shall elect a new Representative who shall have full authority to take all actions required or permitted to be taken by the Representative under this Agreement. Prompt written notice of the election of a substitute Representative shall be provided to Buyer by the substitute Representative so elected, and Buyer shall be entitled to rely on the authority of any substitute Representative elected pursuant to the procedures set forth in this subsection 20(a).

                    (b) In addition to, and not in substitution of, the provisions set forth in subsection 20(a), the Corporation and each of the Stockholders hereby authorizes the Representative to take any and all actions (or not to take any or all actions), and/or to prepare, determine, calculate, negotiate, execute and deliver any and all agreements, notices, consents, determinations, documents and other instruments, which the Corporation or any such Stockholder (or the Representative on behalf of the Corporation of any such Stockholder) is required or permitted to take, prepare, determine, calculate, negotiate, execute and/or deliver under or pursuant to this Agreement and/or as contemplated by this Agreement, all in the name of and on the behalf of the Corporation or any such Stockholder, including, but not limited to, the making and execution of any amendments to this Agreement, the giving and receipt of any notices or consents pursuant hereto, the execution of any and all documents required to be executed in order to complete Closing hereunder or appropriate or incidental to so complete Closing hereunder, to calculate, determine, negotiate and give notice of or otherwise with respect to any adjustment to any issuance of Buyer Shares to be made pursuant to this Agreement, to accept service of process in connection with any claim related to this Agreement and to prosecute, defend or settle in the Representative’s discretion all indemnification disputes (including hiring of counsel and other litigation assistance). From and after the Closing, Buyer shall be entitled to deal exclusively with the Representative with respect to any matter arising under this Agreement. Such appointment shall, to the fullest extent permitted by law, survive the dissolution or liquidation of the Corporation, the death, disability, incapacity, or incompetency of any Stockholder.

          21. Miscellaneous.

                    (a) Indulgences, Etc. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                    (b) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

                    (c) Confidentiality; Public Announcements. From and after the Closing, the Corporation and the Stockholders will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are within the Corporation or the Stockholders’ possession. In the event that the Corporation or any of the Stockholders, as the case may be, is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Corporation or any such Stockholder shall notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this subsection 20(c). If, in the absence of a protective order or the receipt of a waiver hereunder, the Corporation or any such Stockholder, as the case may be, is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Corporation or any such Stockholder may disclose the Confidential Information to the tribunal; provided, however, that such Stockholder shall use reasonable best efforts to obtain, at the request of the Buyer at its sole expense, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. “Confidential Information” shall mean confidential information and trade secrets of the Corporation, including without limitation, (i) the identity, lists or descriptions of any customers, referral sources or organizations; (ii) financial statements, cost reports or other financial information; (iii) contracts proposals, or bidding information; (iv) business plans, product roadmaps and training operations, methods and manuals; (v) personnel records; and (vi) fee structure and management systems, policies or procedures, including related forms and manuals and (vii) any data, software, reports, formulae, drawings, sketches and other information disclosed by the Corporation to any Stockholder and was identified as confidential or proprietary in connection with such disclosure. The Representative shall consult with Buyer and Buyer shall consult with the Representative before issuing any press release or otherwise making any public statements with respect to this Agreement, the transactions contemplated hereby and any negotiations in connection therewith and, except as may be required under applicable law, as provided above, shall not issue any such press release or make any such public statement prior to such consultation.

                    (d) No Fractional Shares. No fractional shares may be issued in connection with this Agreement. Any number of Buyer Shares which may be issued pursuant to any provision of this Agreement shall be rounded to the nearest whole number.

                    (e) Expenses. Except as otherwise provided herein, each party shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Asset Purchase Agreement and any documents or instrument contemplated in connection therewith.

                    (f) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger), when sent by electronic facsimile, addressed as set forth below:

(i)	If to Buyer:

Nova Measuring Instruments Ltd.
P. O. Box 266
Rehovoth 76100
Israel
Attention: Dror David
Fax: 972-8-9407776

with a copy, given in the manner prescribed above, to:

David Gitlin, Esquire
Wolf, Block, Schorr and Solis-Cohen LLP
1650 Arch Street
Philadelphia, PA 19103
Telephone: 215-977-2284
Fax: 215-405-3884

(ii)	If to Stockholder(s):

to their respective addresses as set forth on Schedule 4(a)

(iii)	If to the Corporation:

HyperNex, Inc.
3006 Research Drive
State College, PA 16803
Telephone: 814-235-0606
Fax: 814-235-0605

with a copy, given in a matter prescribed above, to:

Michael L. Hund, Esquire
Buchanan Ingersoll PC
213 Market Street, 3rd Floor
Harrisburg, PA 17101
Telephone: 717-237-4866
Fax: 717-233-0852

(iii)	If to the Representative:

Don Jones
c/o Draper Triangle Ventures L.P.
Two Gateway Center, 20th Floor
Pittsburgh, PA 15222
Telephone: 412-288-9800

                    Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this subsection for the giving of notice.

                    (g) Exhibits and Schedules. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

                    (h) Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Corporation and the Stockholders may not assign or transfer their rights or obligations under this Agreement other than by operation of law without the prior written consent of Buyer (which consent shall not be unreasonably delayed, conditioned or withheld).

                    (i) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

                    (j) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. However, in the event any provision of this Agreement shall be held or declared invalid or unenforceable in whole or in part by any court of competent jurisdiction, such court shall (to the full extent permitted by applicable law) revise or reform the Agreement, and/or take such other action as may be necessary or appropriate, with respect to such invalid or unenforceable provision so as to carry out the intent of the parties as expressed in this Agreement in a manner that is not so invalid or unenforceable.

                    (k) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

                    (l) Section Headings. The Section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                    (m) Gender and Number. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                    (n) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and Holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday; then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such Holiday. For purposes of this Section, “Holiday” shall mean a day, other than a Saturday or Sunday, on which national banks are or may elect to be closed.

[Intentionally left blank]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and duly authorized officers, on the date first above written.

NOVA MEASURING INSTRUMENTS, LTD.

By:	Giora Dishon

Name: Giora Dishon
Title: President and CEO

HYPERNEX, INC.

By:	David S. Kurtz

Name: David S. Kurtz
Title: President

STOCKHOLDERS:

          (numbers next to each Stockholder’s Name reflect such Stockholder’s holding of the capital stock of the Corporation)

80,093 – A	DRAPER TRIANGLE VENTURES L.P.
49,050 – A2	By:	Draper Triangle Partners, LLC, its
General Partner

	By:	Michael J. Stubler

Name: Michael J. Stubler
Title: Managing Director
Date: 4/20/06

402 – A	DRAPER TRIANGLE VENTURES
CO-INVESTMENT FUND, L.P.
	By:	Draper Triangle Partners, LLC, its
General Partner

	By:	Michael J. Stubler

Name: Michael J. Stubler
Title: Managing Director
Date: 4/20/06

10,556 – Common	Robert Anderson
1,548 – A
Robert Anderson
Date: 4/20/06

45,000 – Common	Davis S. Kurtz
1,548 – A
David S. Kurtz
Date: 4/20/06

1,548 – A	Gary Hillman

Gary Hillman
Date: 4/20/06

1,548 – A	SONHENDER PARTNERSHIP L.P.
613 – A2	By:	Sonhender, Inc., its General Partner

	By:	Thomas W. Henderson

Name: Thomas W. Henderson
Title: President
Date: 4/24/06

1,548 – A		Brian M. McInerney
613 – A2
Brian M. McInerney
Date: 4/23/06

1,548 – A		William F. Stotz

William F. Stotz
Date: 4/23/06

3,096 – A		James D. Roberge
1,226 – A2
James D. Roberge
Date: 4/21/06

4,644 – A		H. L. PAC PARTNERSHIP
1,839 – A2
	By:	Henry J. Gailliot

Name: Henry J. Gailliot
Title: General Partner
Date: 4/23/06

12,384 – A		GLEN ARDEN ASSOCIATES
4,906 – A2
	By:	John A. Staley, IV

Name: John A. Staley, IV
Title: General Partner
Date: 4/21/06

28,008 – A		ADVANCED TECHNOLOGY MATERIALS, INC.
3,065 – A2
	By:	Daniel P. Sharkey

Daniel P. Sharkey, Chief Financial Officer
Date: 4/20/06

26,000 – Common		Krzysztof J. Kozaczek

Krzysztof J. Kozaczek
Date: 4/20/06

20,624 – Common		Paul Moran

Paul Moran
Date: 4/20/06

10,556 – Common	CREATIVE DESIGN CORPORATION

	By:	Gary Hillman

Gary Hillman, President
Date: 4/20/06

42,765 – A2	DRAPER FISHER JURVETSON FUND VI, L.P.
	By:	Draper Fisher Jurvetson Management
Company VI, LLC, its General Partner

	By:	John Fisher

	Name:	John Fisher
	Title:	Managing Member
Date:

1,196 – A2	DRAPER FISHER JURVETSON PARTNERS VI, LLC
	By:	John Fisher

	Name:	John Fisher
	Title:	Managing Member
Date:

2,023 – A2	DRAPER ASSOCIATES, L.P.
	By:	________________________, its General Partner

	By:	Timothy C. Draper

	Name:	Timothy C. Draper
	Title:	General Partner
Date:

45,984 – A2	CID SEED FUND, L.P.
	By:	CID Seed Fund Partners I, its Managing Partner

	By:	Robert J. O’Brien

	Name:	Robert J. O’Brien
	Title:	Managing Partner
	Date:	4/20/06

8,124 – A2	BEN FRANKLIN TECHNOLOGY PARTNERS,
CENTRAL AND NORTHERN PENNSYLVANIA

	By:	Kathleen D. Matason

	Name:	Kathleen D. Matason
	Title:	Director of Operations
	Date:	4/24/06

Omitted Exhibits and Schedules

Exhibits

Exhibit “A-1” - Form of Employees Employment Agreement

Exhibit “A-2” - Form of Employees Agreement Not to Compete

Exhibit “A-3(i)” - Form of Employees Restricted Stock Agreement

Exhibit “A-3(ii) - Form of Managers Restricted Stock Agreement

Exhibit “B” - Bill of Sale

Exhibit “C” - Assignment of Registrable IP

Schedules

Schedule 1(d)(i) - Assumed Liabilities

Schedule 1(d)(iii) - Assigned Contracts

Schedule 2(b) - Employee Restricted Stock Allocatino

Schedule 2(d) - Purchase Price Allocation

Schedule 4(a) - Stockholders

Schedule 4(e) - Director, Officers, Bank Accounts

Schedule 4(f) - Financial Statements

Schedule 4(g) - Title to Assets

Schedule 4(h)(i) - Each-Interests to Real Property

Schedule 4(h)(iii) - Property Management Agreements

Schedule 4(h)(v) - Leases

Schedule 4(i)(A) - Personal Property List

Schedule 4(i)(B) - Conditional of Personal Property

Schedule 4(i)(C) - Inventory Proeperty

Schedule 4(j)(i) - Owned Intellectual Property

Schedule 4(j)(ii) - Licensed Intellectual Property

Schedule 4(j)(iv) - Person Who Have Not Executed Non-Disclosure Agreements

Schedule 4(m) - Insurance

Schedule 4(n) - Liabilities

Schedule 4(o)(i) - Exception to Enforceability of Contracts

Schedule 4(o)(iii) - Company Agreements

Schedule 4(p)(i) - Employment, Non-Compete and Non-Disclosure Agreements

Schedule 4(p)(ii) - Employees and Employment Terms

Schedule 4(p)(iii) - Employment Applications

Schedule 4(q)(i) - Benefit Plans

Schedule 4(r) - Litigation

Schedule 4(s) - Suppliers and Customers

Schedule 4(u) - Compliance with Laws and Regulations

Schedule 4(v) - Environmental Matters

Schedule 4(w)(ii)(A) - Exceptions to Corporate Tax Returns

Schedule 4(w)(ii)(B) - Exceptions to Taxes Due

Schedule 4(w)(ii)(D) - Tax Returns

Schedule 4(w)(ii)(E) - Tax Waivers

Schedule 4(w)(ii)(F) - Income Reportable After Closing Date

Schedule 4(w)(ii)(K) - Income Tax Basis; Net Operating Gain or Loss

Schedule 5(e)(ii) - Subsequent Events

Schedule 10(d) - Agreements to be Renegotiated